AGREEMENT AND PLAN OF MERGER

                                  by and among

                               AEARO CORPORATION,

                             AC SAFETY HOLDING CORP.

                                       and

                           AC SAFETY ACQUISITION CORP.

                           dated as of March 10, 2004



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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I Definitions 1
         Section 1.1   Definitions.............................................1
         Section 1.2   Interpretation and Rules of Construction...............10

ARTICLE II The Merger 10
         Section 2.1   Surviving Corporation..................................10
         Section 2.2   Effective Time.........................................10
         Section 2.3   Closing................................................11
         Section 2.4   Certificate of  Incorporation..........................11
         Section 2.5   By-Laws................................................11
         Section 2.6   Officers and Directors.................................11

ARTICLE III Status and Conversion of Securities...............................11
         Section 3.1   Status and Conversion of Securities....................11
         Section 3.2   Options................................................13
         Section 3.3   Closing of the Company Transfer Books..................13
         Section 3.4   Dissenting Shares......................................13

ARTICLE IV Representations and Warranties of the Company......................13
         Section 4.1   Organization, Etc......................................13
         Section 4.2   Capitalization of the Company and the Company
                       Subsidiaries; Minute Books.............................13
         Section 4.3   Authority Relative to this Agreement, Etc..............13
         Section 4.4   Consents and Approvals; No Violations..................13
         Section 4.5   Financial Statements; SEC Documents....................13
         Section 4.6   Absence of Certain Changes.............................13
         Section 4.7   Compliance with Law; Permits...........................13
         Section 4.8   Litigation.............................................13
         Section 4.9   No Undisclosed Liabilities.............................13
         Section 4.10  Taxes..................................................13
         Section 4.11  Brokers' and Finders' Fees.............................13
         Section 4.12  Intellectual Property..................................13
         Section 4.13  Employee Benefit Plans; Employees......................13
         Section 4.14  Environmental Matters..................................13
         Section 4.15  Material Contracts.....................................13
         Section 4.16  Related-Party Transactions.............................13
         Section 4.17  Real Property..........................................13


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         Section 4.18  Personal Property......................................13
         Section 4.19  Insurance..............................................13
         Section 4.20  Products Liability.....................................13
         Section 4.21  Customers and Suppliers................................13
         Section 4.22  Disclosure.............................................13
         Section 4.23  No Other Representations or Warranties.................13

ARTICLE V Representations and Warranties of Buyer Parent and Buyer Sub........13
         Section 5.1   Organization, Etc......................................13
         Section 5.2   Buyer Parent Capitalization............................13
         Section 5.3   Authority Relative to this Agreement, Etc..............13
         Section 5.4   Consents and Approvals; No Violations..................13
         Section 5.5   Compliance with Law; Permits...........................13
         Section 5.6   Litigation.............................................13
         Section 5.7   Brokers' and Finders' Fees.............................13
         Section 5.8   Financing..............................................13
         Section 5.9   Investigation..........................................13
         Section 5.10  Disclaimer Regarding Projections.......................13
         Section 5.11  No Other Representations or Warranties.................13

ARTICLE VI Covenants..........................................................13
         Section 6.1   Conduct of Business....................................13
         Section 6.2   Access to Information; Confidentiality.................13
         Section 6.3   Retention of Records...................................13
         Section 6.4   Consents and Approvals; Conditions.....................13
         Section 6.5   Filings with Governmental Authorities..................13
         Section 6.6   Directors' and Officers' Indemnification and Insurance.13
         Section 6.7   Employee Matters.......................................13
         Section 6.8   "As Is" Condition......................................13
         Section 6.9   Taxes..................................................13
         Section 6.10  Maintenance of Cabot Agreement.........................13
         Section 6.11  Satisfaction of Notes..................................13
         Section 6.12  Stockholder Meeting....................................13
         Section 6.13  Further Assurances.....................................13

ARTICLE VII Conditions to the Closing.........................................13
         Section 7.1   Conditions to the Obligations of Each Party
                       to Effect the Closing..................................13
         Section 7.2   Conditions to the Obligations of the Company
                       to Effect the Closing..................................13
         Section 7.3   Conditions to the Obligations of Buyer Parent
                       and Buyer Sub to Effect the Closing....................13

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ARTICLE VIII Survival of Representation and Warranties........................13

ARTICLE IX Termination and Abandonment........................................13
         Section 9.1   Termination............................................13
         Section 9.2   Procedure and Effect of Termination....................13

ARTICLE X Miscellaneous.......................................................13
         Section 10.1   Amendment and Modifications...........................13
         Section 10.2   Extension; Waiver.....................................13
         Section 10.3   Entire Agreement; Assignment..........................13
         Section 10.4   Validity..............................................13
         Section 10.5   Notices...............................................13
         Section 10.6   Specific Performance..................................13
         Section 10.7   Publicity.............................................13
         Section 10.8   Alternative Dispute Resolution........................13
         Section 10.9   Governing Law; Submission to Jurisdiction; Waivers....13
         Section 10.10   Descriptive Headings.................................13
         Section 10.11   Severability.........................................13
         Section 10.12   Counterparts.........................................13
         Section 10.13   Expenses.............................................13
         Section 10.14   Parties in Interest..................................13
         Section 10.15   Interpretation.......................................13




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                                    SCHEDULES

Schedule 1.1                  Knowledge
Schedule 1.2                  Management Loan Amount
Schedule 1.3                  Option Plans
Schedule 1.5                  Permitted Encumbrances
Schedule 1.6                  Stockholder Support Agreement
Schedule 1.7                  Co-Investment Rights Agreements
Schedule 2.6                  Officers and Directors
Schedule 3.1(c)               Payments to Employees
Schedule 4.2(a)               Shares
Schedule 4.2(b)               Company Subsidiaries
Schedule 4.4                  Consents and Approvals
Schedule 4.5                  Exceptions to Company Group Financial Statements
Schedule 4.6                  Exceptions to Absence of Material Change
Schedule 4.7                  Exceptions to Compliance with Law; Permits
Schedule 4.8                  Litigation
Schedule 4.9                  Certain Liabilities
Schedule 4.10                 Taxes
Schedule 4.12(a)              Exceptions to Intellectual Property Rights
Schedule 4.12(d)(1)           Domestic Patents
Schedule 4.12(d)(2)           Domestic Patent Applications
Schedule 4.12(e)(1)           Foreign Patents
Schedule 4.12(e)(2)           Foreign Patent Applications
Schedule 4.12(f)              Trademarks
Schedule 4.12(g)              Foreign Trademarks
Schedule 4.13(a)(i)           Benefit Plans
Schedule 4.13(a)(ii)          Exceptions to Benefit Plans
Schedule 4.13(a)(iv)          Certain Benefit Plan Payments
Schedule 4.13(a)(v)           Collective Bargaining Agreement Exceptions
                                to Benefit Plans
Schedule 4.13(b)              Exceptions to Qualified Plans
Schedule 4.13(d)              Multiemployer Plans
Schedule 4.13(e)              Welfare Benefits
Schedule 4.13(f)              Labor Matters
Schedule 4.14                 Environmental Matters
Schedule 4.15(a)              Material Contracts
Schedule 4.15(a)(i)           Indebtedness
Schedule 4.16                 Exceptions to Related-Party Transactions
Schedule 4.17(a)              Parcels
Schedule 4.17(b)              Leased Real Property
Schedule 4.18                 Exceptions to Personal Property
Schedule 4.19(a)              Insurance
Schedule 4.19(b)              Exceptions to Insurance
Schedule 4.20                 Product Liabilities
Schedule 4.21(a)              Top Ten Customers and Suppliers


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Schedule 4.21(b)              Exceptions to Top Ten Customers and Suppliers
Schedule 5.2                  Buyer Capitalization
Schedule 5.8                  Commitment Letters
Schedule 6.1(a)               Exceptions to Conduct of Business
Schedule 6.1(b)               Prohibited Transactions
Schedule 6.3                  Document Retention Policy
Schedule 6.7(d)               Employee Severance Benefits




                                       v
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                                    EXHIBITS

Exhibit A                     [Intentionally Omitted]
Exhibit B                     Terms of Opinion of O'Melveny & Myers LLP
Exhibit C                     Terms of Stockholder Agreement
Exhibit D-1                   Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit D-2                   Terms of Opinion of Bingham McHale LLP
Exhibit E                     Form of Buyer Support Agreement





                                       vi
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 10, 2004, among Aearo Corporation, a Delaware corporation (the "Company"), AC Safety Holding Corp., a Delaware corporation ("Buyer Parent"), and AC Safety Acquisition Corp., a Delaware corporation ("Buyer Sub").

     WHEREAS, the respective Boards of Directors of the Company, Buyer Parent and Buyer Sub and the requisite stockholders of the Company each have approved the merger of Buyer Sub into the Company (the "Merger") upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

ARTICLE I

                                   Definitions

Section 1.1 Definitions. The terms defined in this Article I, whenever used herein, shall have the following meanings for all purposes of this Agreement:

     "1995 Notes" shall mean the 12 1/2% senior subordinated notes due 2005 issued by Cabot Safety Acquisition Corporation pursuant to the Indenture.

     "2003 Notes" shall mean the senior subordinated notes due July 15, 2005 issued by the Company pursuant to the Note Purchase Agreement.

     "Action" shall mean any action, claim, suit, arbitration, proceeding or investigation by or before any Governmental Authority or arbitration tribunal.

     "Aearo Company Nonqualified Deferred Compensation Plan" shall mean the Aearo Company Nonqualified Deferred Compensation Plan, effective August 5, 1999, as amended on December 8, 2003.

     "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Buyer Parent Common Stock Value" shall mean the product of (1) the Buyer Parent Common Stock Per Share Cost, multiplied by (2) the total number of shares of Buyer Parent Common Stock to be outstanding immediately after the Effective Time.

     "Aggregate  Buyer Parent  Preferred  Stock Value" shall mean the product of
(1) the Buyer Parent Preferred Stock Per Share Cost, multiplied by (2) the total number of shares of Buyer Parent Preferred Stock to be outstanding immediately after the Effective Time.

     "Aggregate Stock Consideration Value" shall mean the sum of (1) 10% of the Aggregate Buyer Parent Common Stock Value plus (2) 10% of the Aggregate Buyer Parent Preferred Stock Value.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Antitrust Division" shall have the meaning set forth in Section 6.5(b).

     "Applications" shall have the meaning set forth in Section 4.12(d).

     "Benefit Plans" shall have the meaning set forth in Section 4.13(a)(i).

     "BSMB" shall mean Bear Stearns Merchant Banking Partners II, L.P.

     "BSMM" shall mean Bear Stearns Merchant Manager II, LLC.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are closed generally.

     "Buyer Material Adverse Effect" shall mean a material adverse effect on the ability of Buyer Parent or Buyer Sub to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the other Transaction Documents.

     "Buyer Parent" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer Parent Common Stock" shall mean the common stock, par value $.01 per share, of Buyer Parent.

     "Buyer Parent Common Stock Percentage" shall mean the quotient of (1) the Aggregate Buyer Parent Common Stock Value, divided by (2) the sum of (x) the Aggregate Buyer Parent Common Stock Value, plus (y) the Aggregate Buyer Parent Preferred Stock Value.

     "Buyer Parent Common Stock Per Share Cost" shall mean the quotient of (1) the aggregate amount of cash to be paid at or prior to the Effective Time by BSMB and its Affiliates for the total number of shares of Buyer Parent Common Stock to be outstanding immediately after the Effective Time and beneficially owned by BSMB and its Affiliates, divided by (2) the total number of those shares.

     "Buyer Parent Preferred Stock" shall mean the preferred stock, par value $.01 per share, of Buyer Parent.

     "Buyer Parent Preferred Stock Percentage" shall mean the quotient of (1) Aggregate Buyer Parent Preferred Stock Value, divided by (2) the sum of (x) the Aggregate Buyer Parent Common Stock Value, plus (y) the Aggregate Buyer Parent Preferred Stock Value.

     "Buyer  Parent  Preferred  Stock Per Share Cost" shall mean the quotient of
(1) the aggregate amount of cash to be paid at or prior to the Effective Time by BSMB and its Affiliates for the total number of shares of Buyer Parent Preferred Stock to be outstanding immediately after the Effective Time and beneficially owned by BSMB and its Affiliates, divided by (2) the total number of those shares.

     "Buyer Parent Plans" shall have the meaning set forth in Section 6.7(a).

     "Buyer Sub" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer Support Agreement" shall mean the Buyer Support Agreement dated as of the Closing Date among (i) BSMB, (ii) VEP and (iii) the other parties thereto in substantially the form of Exhibit E.

     "Cabot Asset Transfer Agreement" shall mean the Asset Transfer Agreement dated June 13, 1995 among Cabot Safety Corporation, Cabot Canada Ltd., Cabot Safety Limited, Cabot Corporation, the Company and Cabot Safety Acquisition Corporation.

     "Capital Stock Unit" shall mean the sum of (1) the number of shares of Buyer Parent Common Stock equal to the quotient of (A) the product of (x) the Buyer Parent Common Stock Percentage, multiplied by (y) the Per Share Cash Common Merger Consideration, divided by (B) the Buyer Parent Common Stock Per Share Cost, plus (2) the number of shares of Buyer Parent Preferred Stock equal to the quotient of (A) the product of (x) the Buyer Parent Preferred Stock Percentage, multiplied by (y) the Per Share Cash Common Merger Consideration, divided by (B) the Buyer Parent Preferred Stock Per Share Cost.

     "Certificate" shall have the meaning set forth in Section 3.1(g).

     "Certificate  of  Incorporation"   shall  mean  the  Amended  and  Restated
Certificate of Incorporation of the Company, as amended.

     "Certificate of Merger" shall have the meaning set forth in Section 2.3(b).

     "Closing" shall have the meaning set forth in Section 2.3(a).

     "Closing Date" shall have the meaning set forth in Section 2.3(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Co-Investment Rights Agreements" shall mean the definitive documentation referred to in Schedule 1.7 under "Definitive Documentation."

     "Commitment Letter" shall have the meaning set forth in Section 5.8.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Company Group" shall mean, collectively, the Company and the Company Subsidiaries.

     "Company  Group  Employees"  shall  have the  meaning  set forth in Section
6.7(c).

     "Company Group  Financial  Statements"  shall have the meaning set forth in
Section 4.5(a).

     "Company Property" shall have the meaning set forth in Section 4.17(b).

     "Company Subsidiaries" shall mean the subsidiaries of the Company listed in
Schedule 4.2(b).

     "Confidentiality Agreement" shall have the meaning set forth in Section 6.2(b).

     "Contract" shall mean any written or oral contract, agreement, arrangement, instrument or other commitment that is intended to be legally binding and enforceable on the parties thereto and, in the case of such oral contracts, agreements, arrangements, instruments or other commitments, of which the Company has Knowledge.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Dissenting Shares" shall have the meaning set forth in Section 3.4.

     "EC Merger Regulation" shall have the meaning set forth in Section 6.5(b).

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Electing Shares" shall have the meaning set forth in Section 3.1(b)(i).

     "Employee Arrangement" shall have the meaning set forth in Section 6.7(b).

     "Encumbrance" shall mean any lien, security interest, charge, mortgage, hypothecation, right of first refusal or pledge.

     "Environmental Law" shall mean any Law relating to the protection of human health (to the extent relating to human exposure to Hazardous Substances) or the environment that is applicable to the Company Group and enforceable and binding as of or prior to the date of this Agreement, and as amended prior to the closing.

     "Environmental Permits" shall have the meaning set forth in Section 4.14.

     "Equity Securities" shall have the meaning set forth in Section 3.1(i)(i).

     "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Foreign Applications" shall have the meaning set forth in Section 4.12(e).

     "Foreign Patents" shall have the meaning set forth in Section 4.12(e).

     "Foreign Trademarks" shall have the meaning set forth in Section 4.12(g).

     "Form of Election" shall have the meaning set forth in Section 3.1(g).

     "FTC" shall mean the United States Federal Trade Commission.

     "GAAP" shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.

     "Governmental  Antitrust  Authority"  shall have the  meaning  set forth in
Section 6.5(b).

     "Governmental Authority" shall mean any supranational, federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign, including any arbitrator or arbitral body.

     "Hazardous Substance" shall mean any hazardous or toxic substance, material or waste that is controlled, regulated or governed by any Environmental Law.

     "Hedging Contracts" shall mean any interest rate swap agreement, interest collar agreement, interest hedging agreement, foreign exchange contract, currency swap agreement or any agreement designed to protect against fluctuations in currency values.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     "Indenture" shall mean the Indenture, dated as of July 11, 1995, among Cabot Safety Acquisition Corporation, as Issuer, Cabot Safety Holdings Corporation, as Guarantor, and Shawmut Bank Connecticut, National Association, as Trustee.

     "Intellectual Property" shall have the meaning set forth in Section 4.12.

     "Knowledge of the Company" shall mean the actual knowledge, after due inquiry, of the persons listed on Schedule 1.1.

     "Law" shall mean any law, statute, ordinance, rule (including the common law), regulation, order, writ, judgment, injunction, settlement agreement or decree of any Governmental Authority, and includes rules and regulations of any regulatory or self-regulatory authority.

     "Management Commitment Letters" shall mean the equity commitment letters from members of the Company's management attached to Schedule 5.8 relating to the rollover equity investment and related transactions applicable to the Persons named therein.

     "Management Loan Amount" shall mean the aggregate principal amount of the loans set forth on Schedule 1.2 plus the interest accrued thereon at the time of payment thereof.

     "Management Roll" shall have the meaning set forth in Section 3.1(c).

     "Management Roll Amount" shall mean the product obtained by multiplying the
number  of  Management   Roll  Shares  by  the  Per  Share  Cash  Common  Merger
Consideration.

     "Management Roll Shares" shall mean the aggregate number of shares of Common Stock being contributed to Buyer Parent by members of the Company's management pursuant to the definitive documentation under the Management Commitment Letters.

     "Material Adverse Effect" shall mean (i) a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement or the other Transaction Documents or (ii) a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of the Company Group, taken as a whole (after taking into account any insurance recoveries available in respect thereof); provided, however, that any such effect attributable to or resulting from (A) the public disclosure of this Agreement, the announcement or public disclosure thereof, the transactions contemplated hereby and the identity or involvement by Buyer Parent or its Affiliates or (B) any action or omission required to be taken or omitted by the Company or any Company Subsidiary pursuant to this Agreement or which is otherwise taken or omitted with the prior written consent of Buyer Parent shall, in each case, be deemed not to constitute or give rise to a "Material Adverse Effect" but only to the extent that such Material Adverse Effect is attributable to or results from the events and conditions set forth in any of clauses (A) and
(B) hereof or (iii) Michael McLain ceasing to act as Chief Executive Officer of the Company for any reason.

     "Material Contracts" shall mean, collectively, the Contracts listed on the Schedules listed under Section 4.16 and the Contracts of the kinds described in
Section 4.15 and listed on Schedule 4.15(a), Schedule 4.15(a)(i) or any other Schedule to this Agreement.

     "Merger" shall have the meaning set forth in the preamble to this Agreement.

     "Non-Cash Election" shall have the meaning set forth in Section 3.1(d)(i).

     "Non-Cash Election Number" shall have the meaning set forth in Section 3.1(e).

     "Non-Cash Proration Factor" shall have the meaning set forth in Section 3.1(e)(ii)(A).

     "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of August 18, 2003, between the Company and Deutsche Bank Securities Inc.

     "Options" shall mean the options to purchase shares of Common Stock described on Schedule 4.2(a).

     "Option Plans" shall mean the option plans set forth in Schedule 1.3.

     "Ordinary Course" means, with respect to the business of the Company Group, the ordinary course of commercial operations customarily engaged in by the Company Group, consistent with recent past practice.

     "Outstanding Debt" shall mean the aggregate principal amount of, premium, if any, and accrued interest on, the indebtedness and obligations for borrowed money outstanding as of immediately prior to the Closing, and any other (i) indebtedness or liability of the Company or the Company Subsidiaries for borrowed money, (ii) obligations of the Company or any Company Subsidiary evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of the Company or any Company Subsidiary with respect to capitalized leases, and (iv) guarantees of or other assurances of payment by the Company or any Company Subsidiary with respect to any obligations described in subparts (i) through (iii) immediately above of another Person, in each case, outstanding immediately prior to the Closing. For the avoidance of doubt, the parties acknowledge that Outstanding Debt does not include obligations under Hedging Contracts, trade payables, taxes payable (including deferred taxes and reserves for taxes), accrued expenses, product liability reserves, pension related liabilities or the aggregate amount of any letters of credit and any obligations of the Company or any Company Subsidiaries thereunder.

     "Parcel" shall have the meaning set forth in Section 4.17(a).

     "Patents" shall have the meaning set forth in Section 4.12(d).

     "PBGC" shall have the meaning set forth in Section 4.13(c).

     "Permits" shall have the meaning set forth in Section 4.7.

     "Permitted Encumbrances" shall mean:

     (i) all Encumbrances (a) identified on Schedule 1.5 or any other Schedule attached hereto or (b) specifically identified on, or with respect for which provision has been made on, the Company Group Financial Statements (in each case, including in the notes thereto);

     (ii) all Encumbrances for Taxes or assessments, to the extent not yet delinquent or, if delinquent, to the extent being contested in good faith by appropriate proceedings, in each case, reflected as a current liability on the Company Group Financial Statements;

     (iii)all materialmen's, mechanics', repairmen's, employees', contractors' or operators' liens or similar Encumbrances arising in the Ordinary Course of the Company Group's business securing amounts that are not yet delinquent;

     (iv) all Encumbrances created by, arising under or existing as a result of any Law;

     (v) all rights reserved to or vested in any Governmental Authority to control or regulate any asset or property in any manner and all Laws applicable to assets or properties, including all zoning and similar Laws; and

     (vi) with respect to any real property or interests in real property, any title defects, easements, rights of way, Encumbrances, restrictions, covenants, options, claims or other similar charges, which, individually or in the aggregate, do not have or are not reasonably likely to have a Material Adverse Effect on the use or possession of such real property.

     "Per Share Cash Common Merger Consideration" shall have the meaning set forth in Section 3.1(b)(ii).

     "Per Share Preferred Merger Consideration" shall have the meaning set forth in Section 3.1(f).

     "Person" shall mean any domestic or foreign individual, partnership, company, association, limited liability company, trust, joint venture, estate, corporation, custodian, trustee, executor, administrator, nominee or any other entity.

     "Phantom Payments" shall have the meaning set forth in Section 3.1(c).

     "Preferred Stock" shall mean the 12.5% Preferred Stock, par value $.01 per share, of the Company.

     "Real Property Lease" shall have the meaning set forth in Section 4.17(b).

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

     "Representative"  shall  mean,  with  respect to any  Person,  each of such
Person's   directors,   officers,   employees,    representatives,    attorneys,
accountants, advisors and agents.

     "Required Consents" shall mean the consents set forth on Schedule 4.4.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 4.5(b).

     "Stockholder Support Agreement" shall mean the agreement dated as of the date hereof among Buyer Parent, Buyer Sub, VEP, the Company and Vestar Capital Partners IV, L.P., in substantially the form attached hereto as Schedule 1.6.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Tax" shall mean any of the Taxes and "Taxes" means, with respect to any Person, (A) all income Taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any liability for the payment of any amount of the type described in the immediately preceding clause
(A) as a result of (1) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) or another Person, (2) being a member of an affiliated, combined, consolidated or unitary group (pursuant to Treasury Regulation Section 1.1502-6 or otherwise) or (3) any contractual liability

     "Tax   Authority"   shall   mean   any   Governmental   Authority   or  any
quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

     "Tax Return" shall mean any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, relating to any Tax.

     "Trademarks" shall have the meaning set forth in Section 4.12(f).

     "Transaction Documents" shall mean (i) this Agreement, (ii) the Buyer Support Agreement, (iii) the Co-Investment Rights Agreements and (iv) the Stockholder Support Agreement, as each has been amended, restated or supplemented from time to time.

     "Transaction Related Expenses" shall mean the aggregate amount of all fees, costs, charges, obligations and expenses payable to Deutsche Bank Securities, Inc., Vestar Capital Partners and any of its Affiliates, Simpson Thacher & Bartlett LLP, Bingham McHale LLP, Deloitte & Touche LLP, and any other banker, counsel, accountant, advisor, consultant, agent or representative retained by or on behalf of the Company or any Company Subsidiary (but excluding LECG, LLC, Williams Mullen, Willis Environmental and Simon, Peragrine, Smith & Redfearn, L.L.P.), in each case, relating to the sale of the Company Group and its business, including, without limitation, the preparation, negotiation, execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein, excluding the financing of such transactions (and all fees, costs, interest, charges, obligations and expenses payable to Deutsche Bank Securities, Inc. and others relating thereto), but including the repayment and defeasance of Outstanding Debt (including all fees, costs, interest, charges, obligations and expenses relating thereto, incurred before, on or after the Closing Date); it being understood that (1) sufficient funds will be deposited with the applicable trustee to defease the 1995 Notes and (2) the Company will cause such Persons to provide final invoices prior to Closing for all services that are included in Transaction Related Expenses. Transaction Related Expenses also shall include all amounts paid or payable to any officer, director, employee, consultant, stockholder, agent or other representatives of the Company or any Company Subsidiary contingent upon the consummation of the transactions contemplated by this Agreement (other than any such amount paid solely in consideration for securities of the Company held by such Person), without duplication of any amounts otherwise paid or payable under Section 3.1(c).

     "VEP"  shall  mean  Vestar  Equity  Partners,   L.P.,  a  Delaware  limited
partnership.

     "WARN" shall mean the Workers Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101 et seq., as amended, and any other similar state, local or government regulation or ordinance.


     Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

     (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated;

     (b) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

     (c) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and

     (d) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                   ARTICLE II

                                   The Merger

     Section 2.1 Surviving Corporation. At the Effective Time and in accordance with the provisions of this Agreement and the DGCL, Buyer Sub shall be merged into the Company and shall cease to exist, and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware and shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of the Company and Buyer Sub in accordance with the provisions of the DGCL. The name of the Surviving Corporation shall be "Aearo Corporation" at and after the Effective Time.

     Section 2.2 Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as shall be agreed upon by the Company and Buyer Parent and as shall be set forth in such certificate) in accordance with the DGCL, which Certificate of Merger shall be so filed at the time of the Closing. The date and time when the Merger becomes effective are herein referred to as the "Effective Time."

     Section 2.3 Closing. (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Article VII, be held at the offices of Simpson Thacher & Bartlett LLP in New York, New York, commencing at 9:00 a.m. local time (or such other place and time as the parties shall mutually agree), on the third Business Day after the conditions precedent set forth in Article VII are satisfied or waived or at such other time as the parties may mutually agree; provided, however, that the Closing Date shall not be extended beyond the date on which this Agreement terminates pursuant to Section 9.1(b). The date on which the Closing is to occur is hereinafter referred to as the "Closing Date."

          (a) At the  Closing,  the  Company  and  Buyer  Sub  shall  execute  a certificate of merger (the "Certificate of Merger") and cause the Certificate of Merger to be delivered for filing and recordation with the Secretary of State of the State of Delaware in accordance with the DGCL.

     Section 2.4 Certificate of Incorporation. The Certificate of Incorporation, as in effect at the Effective Time, shall continue in effect as the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Law.

     Section 2.5 By-Laws. The by-laws of Buyer Sub, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation, until amended as therein provided.

     Section 2.6 Officers and Directors. From and after the Effective Time, the officers and directors listed on Schedule 2.6 shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.


                                  ARTICLE III

                       Status and Conversion of Securities

     Section 3.1 Status and Conversion of Securities. The manner of converting or canceling the shares of the Company and Buyer Sub in the Merger shall be as set forth below. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) All shares of Common Stock and Preferred Stock held by the Company as treasury shares shall be cancelled and retired without payment therefor.

          (b) Each share of Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares and Management Roll Shares) shall be converted into the following:

               (i) for each such share of Common Stock with respect to which an election to receive a Capital Stock Unit has been effectively made and not validly revoked or lost, pursuant to Section 3.1(d) and (g) ("Electing Shares"), the right to receive fully paid and nonassessable Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units); and

               (ii) for each share of Common Stock (other than Electing Shares), the right to receive an amount in cash (the "Per Share Cash Common Merger Consideration"), as determined in Section 3.1(c) below.

          (c) The Per Share Cash Common Merger Consideration shall be determined by dividing (i) the result of (A) $385 million, minus (B) Outstanding Debt less (x) the aggregate amount of all cash and cash equivalents of the Company Group immediately prior to the Effective Time, minus the aggregate amount of checks of the Company Group outstanding at the Effective Time, and (y) the aggregate exercise price of the Options outstanding immediately prior to the Effective Time, minus (C) any payments by the Company Group to be made to employees of the Company Group under a phantom equity plan in respect of the Closing as described on Schedule 3.1(c) (the "Phantom Payments") or, if Phantom Payments are not to be made, $17.9 million, minus
     (D) all Transaction Related Expenses to the extent not paid prior to the Closing, minus (E) the aggregate amount payable pursuant to Section 3.1(f), plus (F) the Management Loan Amount minus (G) fifty percent (50%) of the aggregate amount of compensation payable under the Aearo Company Nonqualified Deferred Compensation Plan at or after the Effective Time in respect of periods ending at or prior to the Effective Time, by (ii) the number of shares of Common Stock outstanding immediately prior to the Effective Time (which shall be deemed to include for purposes of this clause (ii) the Management Roll Shares), plus shares of Common Stock issuable upon the exercise of Options outstanding immediately prior to the Effective Time. Notwithstanding the foregoing, if Buyer Parent shall purchase or otherwise acquire shares of Common Stock prior to the Effective Time (the "Management Roll"), a number of such shares of Common Stock, to be determined in Buyer Parent's discretion, may be contributed by Buyer Parent to Buyer Sub immediately prior to the Effective Time and shall be cancelled and shall cease to exist as of the Effective Time without any consideration being payable therefor. Any other shares of Common Stock purchased by Buyer Parent shall be retained by Buyer Parent and shall be entitled to receive the Per Share Cash Common Merger Consideration. The aggregate Per Share Cash Common Merger Consideration shall be paid by Buyer Parent at Closing (subject to the Company utilizing such payment to pay any Management Loan Amount owed by such holder) by wire transfer of immediately available funds to an account (or accounts) specified at least two days prior to the Closing by the Company on behalf of each holder of Common Stock.

          (d) (i) Each Person who, on or prior to the date hereof, is a record holder of shares of Common Stock (other than Dissenting Shares) will be entitled, with respect to all or any portion of his shares other than Management Roll Shares, to make an unconditional election (a "Non-Cash Election") on or prior to the Closing Date to receive Capital Stock Units pursuant to Section 3.1(b)(i), on the basis set forth in this Section 3.1.

               (ii) Any Form of Election submitted to the Company by a stockholder may be revoked by such stockholder by written notice received by the Company prior to 5:00 p.m., New York City time, on Wednesday, March 24, 2004. In addition, all Forms of Election shall automatically be revoked if the transactions contemplated herein have been abandoned.

               (iii) If the Company determines that any election to receive Capital Stock Units was not properly made with respect to shares of Common Stock, such shares shall be treated by the Company as shares which were not Electing Shares at the Effective Time, and such shares shall be converted at the Effective Time into the right to receive cash pursuant to Section 3.1(b)(ii). The Company shall also make all computations as to the allocation and the proration contemplated by
          Section 3.1(e), and any such computation shall be conclusive and binding on the holders of shares of Common Stock.

          (e) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Common Stock to be converted into the right to receive Capital Stock Units at the Effective Time shall not exceed the quotient of (1) the Aggregate Stock Consideration Value, divided by (2) the Per Share Cash Common Merger Consideration (the "Non-Cash Election Number").

               (i) If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to receive Capital Stock Units or receive cash in accordance with the terms of Section 3.1(b) in the following manner:

                    (A) a proration  factor (the  "Non-Cash  Proration  Factor")
               shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares;

                    (B) the number of Electing  Shares  covered by each Non-Cash
               Election to be converted into the right to receive Capital Stock Units shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election rounded down to the nearest whole number; and

                    (C) all Electing  Shares,  other than those shares converted into the right to receive  Capital Stock Units in accordance with
               Section 3.1(e)(i)(B), shall be converted into the right to receive cash (on a consistent basis among stockholders who made the election referred to in Section 3.1(b)(i), pro rata in accordance with the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 3.1(b)(ii).

               (ii)  If  the  Number  of  Electing   Shares  is  less  than  the
          Non-Election Number, then:

                    (A) all Electing Shares shall be converted into the right to receive  Capital  Stock  Units in  accordance  with the  terms of
               Section 3.1(b)(i); and

                    (B) at the option of VEP, by written notice  delivered on or prior to 5:00 p.m., New York City time, on Thursday, March, 25, 2004, a number of the shares of Common Stock held by VEP up to
               (1) the Non-Cash Election Number minus (2) the number of Electing Shares, shall be converted into the right to receive Capital Stock Units in accordance with Section 3.1(b)(i) (on a consistent basis among stockholders who held shares of Common Stock as to which they did not make the election referred to in Section 3.1(b)(i), pro rata in accordance with the number of shares as to which they did not make such election).

          (f) Each share of Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation an amount in cash equal to the aggregate liquidation preference of Preferred Stock plus all accrued and unpaid dividends thereon through and including the Closing Date (the "Per Share Preferred Merger Consideration"). The aggregate Per Share Preferred Merger Consideration shall be paid by the Surviving Corporation pursuant to this Section 3.1(g) by wire transfer of immediately available funds to an account (or accounts) specified to Buyer Parent at least two days prior to the Closing by the Company on behalf of each holder of Preferred Stock.

          (g) As soon as reasonably practicable after the date hereof, the Company shall mail to each holder of record, as of the date hereof, of a certificate representing any Common Stock or Preferred Stock (each a "Certificate" and, collectively, the "Certificates") (i) a letter of transmittal in a form reasonably satisfactory to the parties hereto (which shall contain customary representations and warranties as to title, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Company and shall contain an indemnification by the stockholder for such stockholder's pro rata share (in the same proportion as such holders would have been entitled to receive the aggregate Per Share Cash Common Merger Consideration and the aggregate Per Share Preferred Merger Consideration to be issued and paid pursuant to Section 3.1(b) hereof (without regard to the Management Roll)) of any Transaction Related Expenses not paid on or prior to the Closing Date), (ii) instructions for use in effecting the surrender of the Certificates for payment therefor, and (iii) to each holder of a Certificate representing any Common Stock, a form of election in a form reasonably satisfactory to the parties hereto (the "Form of Election"), which shall be used by each holder of a Certificate of Common Stock who wishes to elect (with respect to such holder's shares of Common Stock) to receive Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units), subject to the provisions of Section 3.1(e) hereof. Upon surrender to the Surviving Corporation of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto and any other required documents, the holder of such Certificate shall be entitled to receive for each of the shares represented by such Certificate the Per Share Cash Common Merger Consideration, the Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units) or the Per Share Preferred Merger Consideration, as the case may be, which shall be paid or delivered by the Surviving Corporation promptly following the Effective Time pursuant to Section 3.1(b) or (f), as applicable, and such Certificate shall be cancelled. The Company shall establish a procedure pursuant to which transmittal letters are made available to stockholders as soon as reasonably practicable after the date hereof for completion and delivery to the Company, so that Persons entitled to receive payment under this Section

     3.1 can receive payment for their shares on the Closing Date by wire transfer. Until so surrendered, such Certificates shall represent solely the right to receive the Per Share Cash Common Merger Consideration, certificates of Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units) or Per Share Preferred Merger Consideration, as the case may be, payable or deliverable pursuant to Section 3.1(b) and (f) with respect to each of the shares represented thereby. Any election by a holder of a Certificate representing Common Stock (other than VEP) to receive Capital Stock Units shall have been properly made only if the Company shall have received at its designated office, prior to 5:00 p.m., New York City time, on Wednesday, March 24, 2004 a Form of Election properly completed and signed by such holder. Any election by VEP to receive Capital Stock Units shall have been properly made only if the Company shall have received at its designated office, prior to 5:00 p.m., New York City time, on Thursday, March 25, 2004 a Form of Election properly completed and signed by VEP. Notwithstanding the foregoing, the Surviving Corporation may reduce the cash amount payable to any holder by the Management Loan Amount owed to the Company by such holder. Upon Buyer Parent's request the Company shall deliver copies of completed letters of transmittal and Forms of Election.

          (h) Each share of common stock, par value $.01 per share, of Buyer Sub outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

               (i) (i) At the Effective Time, all rights in respect of Preferred
          Stock or Common Stock or securities convertible into or exchangeable for or exercisable into Common Stock (collectively, "Equity Securities") shall cease to exist, other than the right to receive cash or Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units) as described in Sections 3.1(b) and (f) and
          Section 3.2.

               (ii) No dividends or other distributions with respect to Capital Stock Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for shares of Common Stock with respect to the Capital Stock Units to be received in respect thereof and no cash payment in lieu of fractional shares of a Capital Stock Unit shall be paid to any such holder pursuant to
          Section 3.1(i)(iii) until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Common Stock issued in connection therewith, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Capital Stock Units to which such holder is entitled pursuant to Section 3.1(i)(iii) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Common Stock.

               (iii) No certificates or scrip representing fractional shares of a Capital Stock Unit shall be issued in connection herewith, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer Parent or the Company. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Capital Stock Units shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Capital Stock Units. Each record holder of shares of Common Stock exchanged pursuant hereto who would otherwise have been entitled to receive a fraction of a Capital Stock Unit (after taking into account all shares of Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) in lieu of such fractional share.

               (j) Simultaneously with the Closing, the Surviving Corporation shall repay, or cause to be repaid, on behalf of the Surviving Corporation and the Company Subsidiaries, the Outstanding Debt (except for amounts outstanding pursuant to Items 1, 2 and 5 of Schedule 4.15(a)(i)) by wire transfer of immediately available funds to be provided at the Closing by Buyer Parent or Buyer Sub, as directed by the holders of such Outstanding Debt, and the Company shall use commercially reasonable efforts to deliver to Buyer Parent all appropriate payoff letters and to make arrangements to deliver UCC-3 termination statements or similar documents evidencing the termination of all liens, security interests, mortgages and other Encumbrances held by the lenders under such Outstanding Debt.

               (k) Simultaneously with the Closing, the Surviving Corporation shall pay, or cause to be paid, on behalf of the Company, the Transaction Related Expenses by wire transfer of immediately available funds as directed by the Company.

     Section 3.2 Options. Effective as of the Effective Time, each Option, whether or not then exercisable or vested, shall, immediately prior to the Effective Time, be cancelled and, in consideration of such cancellation, the holder of such Option shall be entitled to receive payment by the Surviving Corporation (subject to the Surviving Corporation withholding from each such holder a portion of such amount for any applicable withholding, excise or other applicable Tax) of an amount in cash equal to the product of (a) the excess, if any, of the Per Share Cash Common Merger Consideration over the exercise price of such Option multiplied by (b) the number of shares subject thereto without regard to whether previously vested. Notwithstanding anything to the contrary in this Agreement, to the extent that the exchange of cash for Options held by a holder would subject such holder to an excise tax pursuant to Section 4999 of the Code, such Options shall not be exchanged for cash unless the requisite approval of the stockholders of the Company pursuant to Section 280G(b)(5)(ii) of the Code is obtained with respect to such exchange for cash. If such stockholder approval is not obtained, then such Options shall not be exchanged for cash as provided in the first sentence of this Section 3.2, but shall instead be converted/adjusted in accordance with the terms of the applicable Option Plan and any applicable award agreement. Payment by the Surviving Corporation in consideration of cancellation of the Option shall be made at the Closing by wire transfer of immediately available funds to an account that is specified at least two days prior to the Closing by the Company on behalf of each holder of such Options. Buyer Parent shall cause the Surviving Corporation to make timely payment to the appropriate taxing authority or authorities of any amounts withheld from payment to the holders of Options under this Section 3.2. Prior to (but effective at) the Effective Time, the Company shall use commercially reasonable efforts to (i) obtain any consents from all holders of Options and (ii) make any amendments to the terms of the Option Plans or any applicable award agreements that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by this Section 3.2 and to assure that, as of the Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be cancelled. For purposes of the preceding sentence, commercially reasonable efforts shall include (x) accelerating the date of vesting and exercisability of any unexercised and unexpired portion of each Option to a date specified by the Board of Directors of the Company prior to the Closing Date and (y) terminating each Option as of the Effective Date, provided that notice of such termination is given to the holder of the Option at least 10 days prior to the Closing Date and the holder of the Option shall have the right to exercise so much of the Option as is then vested and exercisable during said 10-day period, including if the Option becomes exercisable due to acceleration of exercisability as provided in clause (x). The Company shall provide notice to each holder of an Option which includes an acknowledgement that, among other things, upon the cash-out of the Option as provided for in this Section 3.2, such Option shall be cancelled and the former holders of such Option shall have no further rights with respect to such Option.

     Section 3.3 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Equity Securities shall thereafter be made. If, after the Effective Time, certificates previously representing Equity Securities are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable amount of Per Share Cash Common Merger Consideration or Per Share Preferred Merger Consideration or the applicable number of Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units) as provided in Section 3.1.

     Section 3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL, if the DGCL provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into a right to receive the Per Share Cash Common Merger Consideration or Capital Stock Units (and cash in lieu of fractional shares of Capital Stock Units), but shall have the rights set forth in Section 262 of the DGCL (or any successor provision), unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the consideration, if any, to which the holder of such shares is entitled as provided in Section 3.1 hereof without interest or dividends thereon. The Company shall give Buyer Parent prompt notice of any demands received by the Company for appraisal of shares of Common Stock, and, prior to the Effective Time, Buyer Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Buyer Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE IV

                  Representations and Warranties of the Company

     The Company hereby represents and warrants to each of Buyer Parent and Buyer Sub as follows:

     Section 4.1 Organization, Etc. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing (where such status is recognized) under the laws of the jurisdiction of its organization, with all corporate power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on its business as currently conducted, except where the failure to be so organized, existing and in good standing (where such status is recognized) or to have such corporate power or authority is not and is not reasonably likely to be, material, and except, in the case of any immaterial Company Subsidiary only, where the failure to be so organized, existing and in good standing (where such status is recognized) or to have such corporate power or authority does not have and is not reasonably likely to have, in the aggregate, a Material Adverse Effect. Each of the Company and the Company Subsidiaries is qualified or licensed to do business in each jurisdiction in which ownership of its property or assets or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed has not had and is not reasonably likely to have, in the aggregate, a Material Adverse Effect. True and complete copies of the certificate of incorporation and by-laws (or other comparable governing documents) of each of the Company and the Company Subsidiaries, as in effect as of the date hereof and in effect immediately prior to the Effective Time, have been heretofore made available to Buyer Parent.

     Section 4.2 Capitalization of the Company and the Company Subsidiaries; Minute Books.

          (a) Schedule 4.2(a) sets forth the authorized and the issued and outstanding capital stock of the Company, and the owners thereof. Except as set forth on Schedule 4.2(a), all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and held of record by the Persons indicated on Schedule 4.2(a), free and clear of any Encumbrances. Except as set forth on Schedule 4.2(a), there are no outstanding (i) securities convertible into or exchangeable for the capital stock of the Company, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of the Company or (iii) Contracts of any kind to which any of the Company and the Company Subsidiaries is subject or bound requiring the issuance after the date hereof of (x) any capital stock of the Company, (y) any convertible or exchangeable security of the type referred to in clause (i) or (z) any options, warrants, calls or rights of the type referred to in clause (ii). There are no voting trusts, proxies or other agreements or understandings to which the Company, any Company Subsidiary or any of their respective stockholders or equity owners is a party or by which the Company or any of Company Subsidiary or their respective stockholders or equity owners is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

          (b) Schedule 4.2(b) sets forth a complete list of the Company Subsidiaries and the authorized and the issued and outstanding capital stock or other ownership interests, as the case may be, of each of the Company Subsidiaries and the owners thereof. Except as set forth on
     Schedule 4.2(b), all issued and outstanding shares of capital stock or other ownership interests of each of the Company Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and held of record and owned beneficially by the Persons indicated on Schedule 4.2(b), free and clear of any Encumbrances other than Permitted Encumbrances. There are no outstanding (i) securities convertible into or exchangeable for the capital stock or other ownership interests of any of the Company Subsidiaries, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock or other ownership interests of any of the Company Subsidiaries or (iii) Contracts of any kind by which any of the Company and the Company Subsidiaries is subject or bound requiring the issuance after the date hereof of (x) any capital stock or any other ownership interests of any of the Company Subsidiaries, (y) any convertible or exchangeable security of the type referred to in clause
     (i) or (z) any options, warrants, calls or rights of the type referred to in clause (ii). Except for the Company's direct and indirect interest in the Company Subsidiaries as set forth in Schedule 4.2(b), neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment in the form of equity in, and neither the Company nor any Company Subsidiary is subject to any obligation or requirement to provide for or to make any investment in, any Person.

          (c) The minute books of the Company and each of Aearo Company, Aearo Canada Ltd., Peltor AB and Aearo Ltd. accurately reflect in all respects all material actions taken by written consent or resolution and meetings held on or after September 30, 2002, by their respective stockholders and boards of directors. The stock record books of the Company and each Company Subsidiary accurately reflect in all material respects all transactions in their respective capital stock (or other ownership interests) of all classes of which the Company has been given notice. Correct and complete copies of such minute books and stock record books of the Company and each Company Subsidiary have been made available to Buyer Parent prior to the date hereof.

     Section 4.3 Authority Relative to this Agreement, Etc. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly authorized, executed and delivered by Buyer Parent and Buyer Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally.

     Section 4.4 Consents and Approvals; No Violations. Except for the Required Consents or otherwise as set forth on Schedule 4.4, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of the Company or any of the Company Subsidiaries, (b) require any consent, waiver, approval, license, authorization or Permit of, or filing with or notification to, any Governmental Authority except for (i) compliance with all applicable antitrust Laws and (ii) such consents, waivers, approvals, licenses, authorizations, Permits, filings or notifications which, if not obtained or made, does not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any liability or obligation to repay or other right to receive payment) under any Contract, to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets may be bound, except such violations, breaches and defaults which does not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect, or (d) violate any Law or order, writ, judgment, injunction, settlement agreement or decree applicable to the Company or any of the Company Subsidiaries or by which any of their respective properties or assets are bound, except such violations which do not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

     Section 4.5 Financial Statements; SEC Documents.

          (a) The Company has made available to Buyer Parent true and complete copies of (i) the audited consolidated balance sheets and statements of income and cash flows of the Company Group as at, and for the fiscal years ended, September 30, 2002 and September 30, 2003 and the notes thereto and
     (ii) the unaudited consolidated balance sheet and statement of income and cash flows of the Company Group as at and for the four month period ended January 31, 2004 (collectively, the "Company Group Financial Statements"). Except as otherwise indicated in the Company Group Financial Statements or as set forth on Schedule 4.5, the balance sheets and statements of income and cash flows included in the Company Group Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present, in all material respects, the consolidated financial position and the results of operations and cash flows of the Company and the Company Subsidiaries for the period presented therein (subject, in the case of unaudited statements, to the normal year-end adjustments (none of which are expected to be material) and the absence of footnotes). THE COMPANY MAKES NO REPRESENTATION WITH RESPECT TO ANY FINANCIAL INFORMATION OF ANY OF THE COMPANY AND THE COMPANY SUBSIDIARIES OTHER THAN AS CONTAINED IN OR PURSUANT TO THIS AGREEMENT.

          (b) The Company has filed with the SEC all reports, forms, schedules and statements required to be filed by it since January 1, 2001 (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. Neither the Company's Annual Report on Form 10-K for the year ended September 30, 2003 or any SEC Documents filed thereafter contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein under applicable federal securities laws in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The financial statements included in the SEC Documents complied, as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments (none of which are expected to be material) and the absence of footnotes).

     Section 4.6 Absence of Certain Changes. Since September 30, 2003, except as set forth on Schedule 4.6 or as expressly contemplated by the Transaction Documents, the Company and the Company Subsidiaries have conducted their respective businesses in the Ordinary Course and there has not been:

          (a) any change, development, event, occurrence, condition or effect that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

          (c) except in the Ordinary Course of business (i) any granting by the Company or any Company Subsidiary to any officer of the Company of any material increase in compensation, (ii) any granting by the Company or any Company Subsidiary to any officer, employee, director or consultant of any increase in severance or termination pay, (iii) any entry by the Company or any Company Subsidiary into any written employment agreement, or any severance or termination agreement or arrangement, with any officer, employee, director or consultant or (iv) any adoption or amendment of any Benefits Plans, in the case of clauses (i) through (iv) that has had or is reasonably likely to have a Material Adverse Effect;

          (d) any material change in accounting methods, principles or practices by the Company or any Company Subsidiary or any material revaluation for financial statement purposes by the Company or any Company Subsidiary of any asset (including, without limitation, any material writing down of the value of any material property, investment or assets);

          (e) any material adverse change in its relationship with any of the suppliers, customers, distributors, lessors, licensors, licensees or other third parties which are material to the business;

          (f) any sale, lease, license or disposition by the Company or a Company Subsidiary of any assets with a fair market value of $250,000 or higher;

          (g) any amendment, restatement, supplement or waiver of any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of the Company or any Company Subsidiary; or

          (h) any agreement by the Company or any Company Subsidiary to do any of the foregoing.

     Section 4.7 Compliance with Law; Permits. Except as set forth on Schedule 4.7, (a) each of the Company and the Company Subsidiaries is in compliance with all Laws applicable to the Company and the Company Subsidiaries, respectively, except for such instances of non-compliance which does not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect, (b) each of the Company and the Company Subsidiaries has all governmental permits, licenses and authorizations necessary for the conduct of its respective business as presently conducted ("Permits") and is in compliance with the terms of its respective Permits, except where the failure to have any such Permit or any such non-compliance, in either case, does not have and is not reasonably likely to have, in the aggregate, a Material Adverse Effect and (c) neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral communication during the past three years from a Governmental Authority that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law, except if such non-compliance does not have and is not reasonably likely to have a Material Adverse Effect; provided, however, that the Company makes no representation or warranty in this Section 4.7 with respect to Tax matters, employee benefit matters or Environmental Laws, which matters are exclusively addressed in Sections 4.10, 4.13 and 4.14, respectively. The Company's common stock is not required to be registered pursuant to Section 12 of the Exchange Act.

     Section 4.8 Litigation. Except as set forth on Schedule 4.8, there is no Action pending, or to the Knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary that (a) involves a claim in excess of $100,000, (b) involves a claim for an unspecified amount which has had or is reasonably likely to have a Material Adverse Effect, (c) seeks injunctive relief or (d) individually or in the aggregate, would materially impair the ability of the Company to perform its obligations under this Agreement. Except as set forth on Schedule 4.8, there are no outstanding writs, judgments, injunctions, decrees, settlement agreements or similar orders by which the Company, the Company Subsidiaries or any of their respective assets or properties, are bound that has had or could reasonably be expected to have, in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 4.8, since September 30, 2003, there has not been any change, circumstance or event which has or is reasonably likely to have a Material Adverse Effect with respect to any liability relating to or arising from any of the Actions set forth on
Schedule 4.8.

     Section 4.9 No Undisclosed Liabilities. Except as set forth in the Company Group Financial Statements or as set forth on Schedule 4.9, neither the Company nor any of the Company Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is of a nature required by GAAP to be reflected in a balance sheet or the notes thereto and which is not accrued or reserved against in the December 31, 2003 balance sheet included in the Company Group Financial Statements, other than liabilities or obligations (i) otherwise specifically disclosed in this Agreement or in the Schedules hereto or (ii) incurred since December 31, 2003 in the Ordinary Course.

     Section 4.10 Taxes. (a) Except as set forth on Schedule 4.10: (a) all material Tax Returns required to be filed by or on behalf of the Company and each of the Company Subsidiaries have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time in which to make such filings); (b) such Tax Returns were true, correct and complete in all material respects when filed; (c) all amounts shown on such Tax Returns as due, and all other material Taxes that have become due and payable by any member of the Company Group, have been fully and timely paid; (d) all material deficiencies asserted or assessments made, as a result of any examinations by any Tax Authority of Tax Returns of or covering the Company or the Company Subsidiaries, have been fully paid or are being contested in good faith and adequate reserves have been established on the applicable Company Group Financial Statements in connection therewith, and no other material audits or investigations by any Tax Authority relating to any Tax Returns of or covering the Company or the Company Subsidiaries are in progress; (e) the Company has made available to the Buyer Parent (1) all material Tax Returns filed by or on behalf of any member of the Company Group for all completed Tax years that remain open for audit or review by the relevant Tax Authority and (2) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements and settlement agreements, and any similar documents or communications sent or received by the Company Group relating to Taxes to the extent still pending or in effect; (f) the Company and the Company Subsidiaries have not incurred any material liability for Taxes from and after January 31, 2004 other than Taxes incurred in the Ordinary Course; (g) the Company and the Company Subsidiaries are not, and have not made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code; (h) the Company and the Company Subsidiaries have complied in all material respects with all applicable laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees); (i) neither the Company nor any Subsidiary has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes, other than the group in which it currently is a member, for which it has any current or future liability for Taxes; (j) the Company and the Company Subsidiaries are not, and have not ever been, a party to any Tax sharing indemnity or similar agreement allocating tax liability that will not be terminated on the Closing Date without any future liability to the Company or a Company Subsidiary (including for past Taxes); (k) except with respect to any employment agreement or any other agreement or arrangement that has been or may be negotiated between an employee of the Company or a Company Subsidiary, on the one hand, and Buyer Parent or Buyer Sub (on behalf of Buyer Parent, Buyer Sub, the Company, any Company Subsidiary or the Surviving Corporation), on the other hand, the Company and the Company Subsidiaries have not incurred any material liability to make or possibly make any payments, either alone or in conjunction with any other payments, that (A) are non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code or (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code; (l) the Company and the Company Subsidiaries have not agreed to, and are not required to, made any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code (or similar provisions of state, local or foreign law), and neither the Internal
Revenue Service nor any other Tax Authority has, to the Knowledge of the Company, proposed in writing any such adjustments or changes in the accounting methods of the Company and the Company Subsidiaries; (m) to the Knowledge of the Company, no material claim has ever been made in writing by any Tax Authority in a jurisdiction in which the Company or the Company Subsidiaries do not file Tax Returns that any such person is or may be subject to Taxation by that jurisdiction; and (n) the Company and the Company Subsidiaries are not and have never been "United States real property holding corporations" within the meaning of Section 897(c)(2) of the Code.

     Section 4.11 Brokers' and Finders' Fees. Except pursuant to the Contracts with Deutsche Bank Securities Inc. and Vestar Capital Partners provided to Buyer Parent, the Company has not employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which the Company, Buyer Parent or Buyer Sub has or could have any liability.

     Section 4.12 Intellectual Property.

          (a) Except as otherwise indicated on Schedule 4.8 or Schedule 4.12(a), the Company or one of the Company Subsidiaries owns or has a valid right to use each material patent, trademark, service mark, logo, trade name, proprietary trade dress, copyright, trade secret, proprietary information and proprietary method used by the Company Group in its business (the "Intellectual Property").

          (b) Neither the Company nor any of the Company Subsidiaries is in material default under any material license concerning use of the Intellectual Property and, to the Knowledge of the Company, there are no threatened claims that the Company or any of the Company Subsidiaries is in material default under any material license concerning use of the Intellectual Property. All material licenses to use such Intellectual Property to which the Company or any of the Company Subsidiaries is a party are in full force and effect according to their terms.

          (c) Except as otherwise indicated on Schedule 4.8 or Schedule 4.12(a):
     (i) neither the Company nor any of the Company Subsidiaries has received any written communication from any Person other than the Company or one of the Company Subsidiaries alleging that the operation of its business as currently conducted, or the use by the Company or any of the Company Subsidiaries of its Intellectual Property, infringes the intellectual property rights of any such Person; and (ii) there is no material Action relating to the Intellectual Property affecting the business or operations of the Company which are pending or, to the Knowledge of the Company, threatened against the Company or any of its officers or directors.

          (d) The Company or one of the Company Subsidiaries is listed in the records of the United States Patent and Trademark Office as the holder of record of the patents listed on Schedule 4.12(d)(1) (the "Patents") and each of the applications listed on Schedule 4.12(d)(2) (the "Applications"). To the Knowledge of the Company: (i) there are no claims of third parties to any ownership interest, and except for the security interest of the Company's lenders under existing credit facilities, there exists no lien with respect to any of the Patents or Applications; and (ii) none of the Applications has been abandoned.

          (e) The Company or one of the Company Subsidiaries is listed in the records of the appropriate foreign offices as the sole holder of record of the foreign patents listed on Schedule 4.12(e)(1) (the "Foreign Patents") and each of the applications listed on Schedule 4.12(e)(2) (the "Foreign

     Applications"). To the Knowledge of the Company: (i) there are no claims of third parties to any ownership interest, and except for the security interest of the Company's lenders under existing credit facilities, there exists no lien with respect to any of the Foreign Patents or Foreign Applications; and (ii) none of the Foreign Applications has been abandoned.
     (f) The Company or one of the Company Subsidiaries is listed in the records of the United States Patent and Trademark Office as the holder of record of the trademarks listed on Schedule 4.12

          (f) (the "Trademarks"). To the Knowledge of the Company, there are no claims of third parties to any ownership interest, and except for the security interest of the Company's lenders under existing credit facilities, there exists no lien with respect to any of the Trademarks.

          (g) The Company, the Company Subsidiaries, or their respective predecessors are listed in the records of the appropriate foreign offices as the sole holder of record of the foreign trademarks listed on Schedule 4.12(g) (the "Foreign Trademarks"). To the Knowledge of the Company, there are no claims of third parties to any ownership interest, and except for the security interest of the Company's lenders under existing credit facilities, there exists no lien with respect to any of the Foreign Trademarks.

          (h) Except as otherwise indicated on Schedule 4.8 or Schedule 4.12(a), to the Knowledge of the Company, (i) neither the Company nor any of the Company Subsidiaries has received any communication from any Person other than the Company or one of the Company Subsidiaries alleging that the Patents, Foreign Patents, Trademarks, or Foreign Trademarks are not valid and enforceable as issued; and (ii) there is no material action, suit, claim or proceeding relating to the validity or enforceability of the Patents, Foreign Patents, Trademarks, or Foreign Trademarks as issued.

          Section 4.13 Employee Benefit Plans; Employees.

          (a) General.

               (i) Schedule 4.13(a)(i) lists all employee benefit plans and employment or severance agreements or other similar arrangements to which Company or any Company Subsidiary is a party or by which any of them is bound, legally or otherwise (collectively, the "Benefit Plans"), including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, phantom stock, stock purchase, pension, retainer, consulting, retirement, severance, change of control, supplemental unemployment benefits, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, (c) any hospitalization, health, welfare, dental, disability, life insurance or other benefit plan, or (d) any other "employee benefit plan" within the meaning of Section 3(3) of ERISA.

               (ii) Except as set forth on Schedule 4.13(a)(ii), Seller has made available to Buyer Parent true and complete copies of all Benefit Plans and, with respect to each Benefit Plan, if applicable, (a) the summary plan description, (b) the Form 5500 filed in each of the most recent plan year, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (c) the most recent determination letter from the IRS,
          (d) the Form PBGC-1 filed in the most recent plan year, and (e) the most recent actuarial report.

               (iii) Except as set forth on Schedule 4.13(a)(ii), the Benefit Plans have been operated in compliance with their terms and the applicable provisions of ERISA, the regulations and published authorities thereunder, and all other Laws applicable to the Benefit Plans, except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect. There are no actions (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened against the Benefit Plans or their assets or arising out of the Benefit Plans which could reasonably be expected to result in material liability to the Company and the Company Subsidiaries.

               (iv) Except as set forth on Schedule 4.13(a)(iv), none of the Benefit Plans provides for payments or benefit increases (or the acceleration of or an increase in funding) that are contingent upon or will become effective upon the entering into of this Agreement or the completion of the transactions contemplated hereby.

               (v) Except as set forth on Schedule 4.13(a)(v), no Benefit Plan is subject to the terms of any collective bargaining agreement.

     (b) Qualified Plans. Except as set forth on Schedule 4.13(b), each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and any trust maintained pursuant thereto has received a determination letter to such effect and that any such trust is exempt from federal income taxation under
Section 501(c) of the Code, and nothing has occurred with respect to the operations of the Benefit Plans which is reasonably likely to cause the loss of such qualification or exemption. No prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such Benefit Plan that could reasonably be expected to result in material liability to the Company and the Company Subsidiaries.

     (c) Title IV Plans. With respect to each Benefit Plan subject to Title IV of ERISA (other than a Multiemployer Plan as defined below) in which the Company, any Company Subsidiary or any trade or business (whether or not incorporated) that is a member of a group of which the Company or a Company Subsidiary is a member and which is under common control within the meaning of
Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") participates, (i) neither the Company nor any Company Subsidiary nor any ERISA Affiliate has withdrawn from such Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), (ii) neither the Company nor any Company Subsidiary nor any ERISA Affiliate has filed a notice of intent to terminate any such Benefit Plan or adopted any amendment to treat any such Benefit Plan as terminated, (iii) the Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such Benefit Plan, (iv) no accumulated funding deficiency, whether or not waived, exists with respect to any such Benefit Plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Benefit Plan, (v) no reportable event (as described in Section 4043 of ERISA) (other than those events as to which the thirty day notice period is waived) has occurred with respect to any such Benefit Plan, (vi) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made, (vii) except for the transactions contemplated by this Agreement, no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Benefit Plan and that would result in a material liability to the Company and the Company Subsidiaries and
(viii) since the last valuation date for each such Benefit Plan there has been no amendment or change to such Benefit Plan that would increase the amount of benefits thereunder. No event has occurred and no condition exists that would be reasonably expected to subject the Company or any of the Company Subsidiaries to any material liability imposed under Section 4069 of ERISA.

     (d) Multiemployer Plans. Except as set forth in Schedule 4.13(d), neither the Company, the Company Subsidiaries or any ERISA Affiliate participates or has participated in the last five years in any multiemployer plan, as defined under
Section 3(37) of ERISA (a "Multiemployer Plan").

     (e) Health Benefit Plans. Except as required under Section 4980B of the Code or as set forth on Schedule 4.13(e), neither the Company, nor any Company Subsidiary has any obligation to provide welfare benefits to any employee following termination of employment and no Benefit Plan provides for such benefits.

     (f) Except as set forth in Schedule 4.8 or Schedule 4.13(f), with respect to the Company Group employees, (i) within the last twelve (12) months, there has not been pending nor, to the Knowledge of the Company, threatened, (A) any strike, slowdown, stoppage, organizational effort, picketing, handbilling activity, representation or certification campaign, grievance, arbitration, administrative hearing, or claim of unfair labor practice, not including workers' compensation claims, or (B) any Action for wrongful discharge, Action for employment discrimination, Action for sexual harassment or other Action involving an employment dispute of any nature against the Company or any of the Company Subsidiaries which is, in the aggregate, reasonably likely to result in a Material Adverse Effect; (ii) neither the Company nor the Company Subsidiaries are a party to any collective bargaining agreement or other Contract with any labor union or any other similar organization, no labor union or similar organization currently represents the employees of the Company and the Company Subsidiaries, and to the Knowledge of the Company, no labor union or similar organization, or any Company Group employees have taken any action with respect to organizing the employees of the Company or the Company Subsidiaries; (iii) the Company has not, in the last six years, effectuated a "plant closing" or "mass layoff" as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or Company Group employee without complying with the notice requirements and other provisions of WARN which could cause any liability to the Company or any of the Company
Subsidiaries with respect to the Company Group employees nor in the prior three-month period has any current or former Company Group employee located in the United Kingdom been made redundant, had their contract of employment terminated or otherwise left their employment nor has any Group Company been party to a "relevant transfer" as defined by the Transfer of Undertakings (Protection of Employment) Regulations 1987 at any time in the 3 years prior to the date of this Agreement; (iv) to the Knowledge of the Company, no Company Group employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all of his or her activities; and

(v) the Company and the Company Subsidiaries are not delinquent in payments to any Company Group employees for any wages, salaries, commissions, bonuses or other compensation or benefits for any services performed by them to date or amounts required to be reimbursed to such employees that have or would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

     (g) Subject to the terms and conditions of the Buyer Support Agreement, no awards other than the Phantom Payments will be granted by the Company pursuant to the phantom equity plan described on Schedule 3.1(c). Notwithstanding anything to the contrary in this Agreement, none of the Phantom Payments shall be paid unless the requisite approval of the stockholders of the Company pursuant to Section 280G(b)(5)(ii) of the Code is obtained with respect to such Phantom Payments.

     Section 4.14 Environmental  Matters.  Except as set forth on Schedule 4.14,
(a) the Company and each of the Company Subsidiaries possess, and in the past have possessed, all Permits, licenses and authorizations required by Environmental Laws for the conduct of its respective business (collectively, "Environmental Permits"), except where the failure to possess such Environmental Permits does not have and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect; (b) the Company and each of the Company Subsidiaries is in compliance, and in the past have been in compliance, with all applicable Environmental Laws and Environmental Permits, except for noncompliance that does not have and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect; (c) there are no claims or proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or the Company Subsidiaries alleging the violation of or noncompliance with any applicable Environmental Laws that has or would reasonably be expected to have, in the aggregate, a Material Adverse Effect, (d) no Hazardous Substances are present or have been Released on, under or about any real property or facility owned or operated by the Company or any Company Subsidiary, or formerly owned or operated by the Company or any Company Subsidiary, except for Hazardous Substances stored in reasonable amounts in the ordinary course of business and in compliance with Environmental Laws and except for Hazardous Substances the presence or Release of which does not have and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect, (e) no material written notice under any Environmental Law has been received from any Governmental Authority concerning the Release or possible Release of Hazardous Substances, or requiring an investigation for Hazardous
Substances, at any location owned or operated, now or in the past, by the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary is liable, (f) no material capital expenditures beyond currently budgeted amounts are as of the date hereof expected to be expended in the future to maintain compliance, or to bring the operations of the Company or any Company Subsidiary into compliance, with present or pending Environmental Laws, (g) neither the Company nor any Company Subsidiary has manufactured or distributed products containing an amount of asbestos that reasonably could be expected to cause material harm to human health or are the subject of any material written claim arising out of the asbestos content of any product containing asbestos that was manufactured or distributed by the Company or a Company Subsidiary and
(h) all material environmental reports procured by or prepared on behalf of the Company or any Company Subsidiary or that are otherwise in the custody or control of the Company or any Company Subsidiary concerning the environmental condition of any facility owned or operated, now or in the past, by the Company or any Company Subsidiary, or concerning the compliance by the Company or any Company Subsidiary, now or in the past, with Environmental Laws, are listed in
Section 11 of the Index of Due Diligence Documents previously delivered to Buyer Parent and have been made available to Buyer Parent. Finally, the items disclosed on Schedule 4.14 do not have and are not reasonably expected to have, in the aggregate, a Material Adverse Effect.

     Section 4.15 Material Contracts.

     (a) Except as set forth on Schedule 4.15(a), Schedule 4.15(a)(i) or any other Schedule to this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any Contract of the following kinds:

          (i) any indebtedness for borrowed money, or commitment to incur indebtedness for borrowed money, of the Company or any of the Company Subsidiaries or any guarantee of indebtedness of any other Person in excess of $250,000 or any Hedging Contract or Contract relating to the issuance of performance bonds, surety bonds, letters of credit or other credit support;

          (ii) any Contract providing for the sale, assignment, license or other disposition of any asset with a value in excess of $250,000 or any material right of the Company or any Company Subsidiary;

          (iii) any Contract granting an Encumbrance upon any asset of the Company or any Company Subsidiary, the foreclosure of which has had or would reasonably be expected to have a Material Adverse Effect;

          (iv) any Contract containing any covenant or provision currently in effect prohibiting the Company or any of the Company Subsidiaries from engaging in any line of business or competing with any Person in any geographic area;

          (v) any written partnership or joint venture agreement in which the Company or any of the Company Subsidiaries participates as a general partner or joint venturer;

          (vi) any Contract which calls for the payment by or on behalf of the Company or any of the Company Subsidiaries in excess of $250,000 per annum, or the delivery by the Company or any of the Company Subsidiaries of goods or services with a fair market value in excess of $250,000 per annum, or provides for the Company or any of the Company Subsidiaries to receive any payments in excess of, or any property with a fair market value in excess of $250,000 per annum;

          (vii) any Contract pursuant to which the Company or any Company Subsidiary provides an indemnification to any other Person, other than Contracts with suppliers, distributors, sales representatives and customers entered into in the Ordinary Course or indemnification provided in connection with any Real Property Lease or in connection with personal property leases entered into in the Ordinary Course or any acquisition by the Company of all or substantially all of the shares and/or assets of a third-party;

          (viii) any Contract under which it has advanced or loaned any amount to any of its directors, officers or employees outside the Ordinary Course of the Company Group's business, other than in connection with the Management Loan Amounts; or

          (ix) any Contract under which the consequences of a default or termination has had or could reasonably be expected to have a Material Adverse Effect, in the aggregate.

     (b) The Company has made available to Parent Buyer or its agents or representatives a correct and complete copy of each written Material Contract. Each Material Contract is in full force and effect and constitutes the legal, valid and binding obligation of the member of the Company Group party thereto and, to the Knowledge of the Company, each other party thereto, enforceable against such party in accordance with its terms. Neither the Company nor any of the Company Subsidiaries or, to the Knowledge of the Company, any other party, is in breach of, or in default under, any Material Contract, except for such breaches or defaults which have not had and are not reasonably likely to have, in the aggregate, a Material Adverse Effect. No party has given any written notice of termination or cancellation of any Material Contract or that it intends to assert a breach of, or seek to terminate or cancel, any Material Contract as a result of the transactions contemplated hereby or by any of the Transaction Documents, in each case, that does not have or is not reasonably likely to have a Material Adverse Effect.

     (c) The Cabot Asset Transfer Agreement is in full force and effect and the Company has timely paid all amounts to Cabot Corporation and its Affiliates required in order to maintain and otherwise keep in effect the Respirator Liability Retention arrangements pursuant to Section 4.12 thereof.

     Section 4.16  Related-Party  Transactions.  Except as set forth on Schedule
4.16 or contemplated by this Agreement, since October 1, 2002, no Affiliate, officer, director or employee of the Company or any Company Subsidiary (other than the Company and the Company Subsidiaries) has been a party to any Contract, or has otherwise entered into any transaction, with the Company or a Company Subsidiary that calls for the payment by or on behalf of the Company or any of the Company Subsidiaries in excess of $25,000 per annum, or the delivery by the Company or any of the Company Subsidiaries of goods or services with a fair market value in excess of $25,000 per annum, or provides for the Company or any of the Company Subsidiaries to receive any payments in excess of, or any property with a fair market value in excess of, $25,000 per annum, or that do not provide for any payment, delivery of goods or services or receipt of property but which otherwise are material to the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 4.11, since October 1, 2002, none of VEP and its Affiliates and any of their partners, officers or employees has been a party to any Contract, or has otherwise entered into any transaction, with the Company or a Company Subsidiary. Since October 1, 2002, no Affiliate, officer, director or employee of the Company, any Company Subsidiary or VEP (other than the Company or a Company Subsidiary) has owned any interest in any asset or property (real or personal, tangible or intangible), business or Contract used or intended for use or otherwise relating to the business currently conducted by the Company Group. Each of the Contracts and transactions listed on Schedule 4.16 which must terminate or expire in order to satisfy the condition set forth in Section 7.3(h) will terminate or expire prior to the Effective Time.

     Section 4.17 Real Property.

     (a) Schedule 4.17(a) lists all real property owned by each of the Company and the Company Subsidiaries as of the date of this Agreement. With respect to each parcel of real property (a "Parcel") listed on Schedule 4.17(a), except as does not have and is not reasonably likely to have, individually or in the aggregate with other Parcels, a Material Adverse Effect:

          (i) except as disclosed on Schedule 4.17(a) or the Company Group Financial Statements, the entity owning such Parcel has good, marketable and insurable title to such Parcel, free and clear of all Encumbrances and easements other than Permitted Encumbrances, which do not have and are not reasonably likely to, individually or in the aggregate, impair in any material respect the current use or occupancy of the property subject thereto;

          (ii) all facilities have received all material approvals of Governmental Authorities (including Permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Law in all material respects;

          (iii) except as set forth on Schedule 4.17(a), there are no subleases, licenses, concessions or other written agreements granting to any party the right of use or occupancy of any portion of any material Parcel or rights to purchase any material Parcel or any portion thereof or interest therein;

          (iv) there are no parties (other than the Company or any of the Company Subsidiaries) in possession of any Parcel, other than tenants under any leases who are in possession of space to which they are entitled;

          (v) each material structure on any Parcel is in sufficient repair and operating condition for the conduct of the business of the Company and the Company Subsidiaries as currently conducted;

          (vi) to the Knowledge of the Company there is no threatened or contemplated special assessment or condemnation against any such Parcel; and

          (vii) no material portion of any material Parcel is subject to any pending condemnation proceeding and, to the Knowledge of the Company, there is no threatened condemnation proceeding with respect thereto.

     (b) Schedule 4.17(b) sets forth all real property and interests in real property used by the Company or one of the Company Subsidiaries, pursuant to leases, subleases, licenses and/or any other types of occupancy agreements, material to the continued operation of the business of the Company or such Company Subsidiary as currently operated (any such lease or other occupancy agreement, individually, a "Real Property Lease", with the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties").

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

     (c) The Company or one of the Company Subsidiaries has, and after the Closing the Company or any one of the Company Subsidiaries will have, a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and, to the Knowledge of the Company, none of the Company and/or the Company Subsidiaries has received any written notice of any default or event, which, with notice or lapse of time, or both, would constitute a default by the Company or such Company Subsidiary under any of the Real Property Leases, except such defaults that do not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect. The Company and the Company Subsidiaries and, to the Company's Knowledge, each other party to the Real Property Leases is not in material default thereunder. No consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any Real Property Lease. Neither the Company nor any Company Subsidiary has transferred any interest in any of the Real Property Leases. The Company has made available to Buyer Parent true and complete copies of the Real Property
Leases as in effect as of the date hereof, together with all material amendments, modifications or supplements, if any, thereto.

     Section 4.18 Personal Property. Except as set forth on Schedule 4.18, the Company and the Company Subsidiaries (a) own, lease or license from third parties all tangible personal property required to conduct its and their respective businesses in the Ordinary Course, (b) have good and valid title to all such tangible personal property owned by it or them, free and clear of all Encumbrances, and (c) upon consummation of the transactions contemplated by this Agreement, will be entitled to continue to use all such tangible personal property which is currently employed by it or them in the conduct of their respective businesses as presently conducted. All such material tangible personal property is in sufficient repair and operating condition for the conduct of the business of the Company and the Company Subsidiaries as currently conducted.

     Section 4.19 Insurance.

     (a) Schedule 4.19(a) contains a true and complete list of all material policies of liability, theft, fidelity, business interruption, key man life, fire, product liability, worker's compensation and other material forms of insurance held by the Company or any Company Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number, the amount of any deductible or retention, any material pending claims thereunder and the date through which coverage will continue based upon currently paid premiums). Such policies are in full force and effect. Except as set forth on Schedule 4.19(a), neither the Company nor any Company Subsidiary has reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years.

     (b) With  respect to each policy of insurance  listed on Schedule  4.19(a):
(i) all premiums due with respect thereto are currently paid; (ii) to the Knowledge of the Company, there are no outstanding claims currently pending under any such policy that would reasonably be expected to cause a material increase in the insurance rates of the Company or any Company Subsidiary; (iii) neither the Company nor any Company Subsidiary has received any written notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be increased on the renewal thereof; (iv) no such policy will terminate or lapse by reason of the transactions contemplated by this Agreement, in each case, except where such non-payment, increase, cancellation, termination or nonrenewal does not have and is not reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.19(b), there have not been any claim(s) against a member of the Company Group in which the insurer has denied coverage. The Company Group Financial Statements reflect adequate reserves for any insurance programs which require (or have required) the Company or a Company Subsidiary to retain a portion of each loss, including deductible and self-insurance programs.

     Section 4.20 Products Liability. Except as set forth on Schedule 4.20 or except as does not have and is not reasonably likely to have a Material Adverse Effect, all products designed, manufactured, sold, distributed, leased, installed, delivered or held in inventory by the Company or any Company Subsidiary (including, without limitation, all documentation furnished in connection therewith) are either (i) free from any material defects and conform in all material respects with all customary and reasonable standards for products of such type or (ii) covered by an applicable effective warranty of the manufacturer of any such product or some additional Person in the chain of distribution of any such product, such that, in either event, neither the Company nor any Company Subsidiary has any liability for replacement or repair thereof or other damages in connection therewith, in each case, subject only to the reserve for product warranty claims set forth on the face of the Company Group Financial Statements.

     Section 4.21 Customers and Suppliers. Schedule 4.21(a) lists the names of the ten largest customers of the business of the Company Group as of September 30, 2003 (determined by reference to sales revenue from such customer during the twelve (12) months preceding September 30, 2003) and the ten largest suppliers of the Company Group business as of September 30, 2003 (determined by reference to payments actually made during the twelve (12) months preceding September 30,
2003). Except as set forth on Schedule 4.21(b), none of the customers or suppliers listed on Schedule 4.21(a) has materially curtailed its business with the Company Group or provided written or, to the Knowledge of the Company, oral notice indicating that such customer or supplier intends to terminate or materially alter its respective relationship with the Company Group.

     Section 4.22 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of the Company to Buyer Parent, Buyer Sub or any of their Representatives pursuant to this Agreement, contains or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

     Section 4.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or in the Transaction Documents, the Company makes no express or implied representation or warranty.

                                   ARTICLE V

                         Representations and Warranties
                          of Buyer Parent and Buyer Sub

     Each of Buyer Parent and Buyer Sub represents and warrants to the Company as follows:

     Section 5.1 Organization, Etc. Each of Buyer Parent and Buyer Sub is duly organized, validly existing and in good standing (where such status is recognized) under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets except where the failure to be so organized, existing and in good standing (where such status is recognized) or to have such corporate power or authority does not have and is not reasonably likely to have, in the aggregate, a Buyer Material Adverse Effect.

     Section 5.2 Buyer Parent Capitalization. Schedule 5.2 sets forth the authorized and the issued and outstanding capital stock of Buyer Parent, and the owners thereof. All issued and outstanding shares of capital stock of Buyer Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and held of record by the Persons indicated on Schedule 5.2, free and clear of any Encumbrances. Except as contemplated by this Agreement or any of the documents referred to herein, there are no outstanding
(i) securities convertible into or exchangeable for the capital stock of Buyer Parent, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of Buyer Parent or (iii) Contracts of any kind to which any of Buyer Parent is subject or by which it is bound requiring the issuance after the date hereof of (x) any capital stock of Buyer Parent, (y) any convertible or exchangeable security of the type referred to in clause (i) or (z) any options, warrants, calls or rights of the type referred to in clause (ii). Except as contemplated by this Agreement or any of the documents referred to herein, there are no voting trusts, proxies or other agreements or understandings to which Buyer Parent or any of its stockholders or equity owners is a party or by which Buyer Parent or its stockholders or equity owners is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest, of Buyer Parent. Neither Buyer Parent nor any of Buyer Parent's subsidiaries is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

     Section 5.3 Authority Relative to this Agreement, Etc. Each of Buyer Parent and Buyer Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer Parent or Buyer Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer Parent and the Board of Directors of Buyer Sub. This Agreement has been duly and validly executed and delivered by Buyer Parent or Buyer Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a valid and binding obligation of Buyer Parent or Buyer Sub, enforceable against it in accordance with its respective terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally. The requisite stockholders of Buyer Sub have adopted the Merger Agreement and authorized and approved the Merger, in accordance with the applicable provisions of Buyer Sub's certificate of incorporation and by-laws and the DGCL.

     Section 5.4 Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by Buyer Parent or Buyer Sub nor the consummation by Buyer Parent or Buyer Sub of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws (or other comparable governing documents) of Buyer Parent or Buyer Sub,
(b) require any consent, waiver, approval, license, authorization or Permit of, or filing with or notification to, any Governmental Authority, except for compliance with all applicable antitrust Laws and such consents, waivers, approvals, licenses, authorizations, Permits, filings or notifications which, if not obtained or made, does not have and are not reasonably likely to have, in the aggregate, a Buyer Material Adverse Effect, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any liability or obligation to repay) under any of the terms, conditions or provisions of any Contract to which Buyer Parent or Buyer Sub is a party or by which any of its properties or assets may be bound, except such violations, breaches and defaults which does not have and are not reasonably likely to have, in the aggregate, a Buyer Material Adverse Effect or (d) violate any Law or order, writ, judgment, injunction, settlement agreement or decree applicable to Buyer Parent or Buyer Sub or by which any of its properties or assets are bound, except such violations which does not have and are not reasonably likely to have, in the aggregate, a Buyer Material Adverse Effect.

     Section 5.5 Compliance with Law; Permits. Each of Buyer Parent and its subsidiaries has been and is in compliance with all applicable Laws except for such instances of noncompliance which does not have and are not reasonably likely to have, in the aggregate, a Buyer Material Adverse Effect.

     Section 5.6 Litigation. There is no Action pending or, to the knowledge of Buyer Parent, threatened in writing, against any of Buyer Parent and its subsidiaries that (a) involves a claim which does have or is reasonably likely to have a Buyer Material Adverse Effect, (b) seeks injunctive relief or (c) individually or in the aggregate, could materially impair the ability of Buyer Parent or Buyer Sub to perform their obligations under this Agreement. There are no outstanding writs, judgments, decrees, injunctions, settlement agreements or similar orders by which Buyer Parent and its subsidiaries or any of their assets or properties are bound that has had or could reasonably be expected to have, in the aggregate, a Buyer Material Adverse Effect. There are no outstanding writs, judgments, decrees, injunctions or similar orders of any Governmental Authority by which Buyer Parent, Buyer Sub or any of their respective assets or properties, are bound that could reasonably be expected to have, in the aggregate, a Buyer Material Adverse Effect.

     Section 5.7 Brokers' and Finders' Fees. None of Buyer Parent and its subsidiaries or any of their respective directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement for which the Company, the Company Subsidiaries or any of their respective Affiliates, officers, directors or employees has or could have any liability.

     Section 5.8 Financing. Buyer Parent either (a) has available under existing credit facilities or (b) has obtained financing commitment letters, copies of which are attached as Schedule 5.8, as amended, supplemented or replaced by the other financing commitment letters contemplated by the financing commitment letters attached as Schedule 5.8, which other financing commitment letters shall have conditions precedent no less favorable to the Company than the conditions precedent in the financing commitment letters attached as Schedule 5.8 (each individually, a "Commitment Letter" and, collectively, the "Commitment Letters"), from certain financial institutions and investors providing for the commitments set forth therein, subject to the terms and conditions set forth therein. Assuming the satisfaction or waiver of the conditions set forth in the Commitment Letters, the financing commitments contained therein are sufficient to provide all funds necessary to consummate the transactions contemplated hereby (including the repayment of Outstanding Debt pursuant to Section 3.1(j), the payment of the Transaction Related Expenses pursuant to Section 3.1(k) and the payment of all of Buyer Parent's related fees and expenses). Assuming the accuracy of the representations and warranties of the Company set forth in
Article IV of this Agreement, as of the date hereof, Buyer Parent has no reason to believe that such financing commitments shall not be available or that such financing commitments shall not be funded. Assuming the accuracy of the representations and warranties of the Company set forth in Article IV of this Agreement, to its actual knowledge without due inquiry, Buyer Parent has not made any material misrepresentation in connection with obtaining the Commitment Letters.

     Section 5.9 Investigation. Buyer Parent acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement and the Transaction Documents, Buyer Parent is relying on its own investigation and analysis in entering into the transactions contemplated hereby. Buyer Parent is knowledgeable about the industries in which the Company and the Company Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Buyer Parent has been afforded full access to the books and records, facilities and personnel of the Company and the Company Subsidiaries for purposes of conducting a due diligence investigation of the Company and the Company Subsidiaries and has conducted a full due diligence investigation of the Company and the Company Subsidiaries. Notwithstanding the foregoing, no action taken by any party to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein.

     Section 5.10 Disclaimer Regarding Projections. In connection with Buyer Parent's investigation of the Company and the Company Subsidiaries, Buyer Parent has received from the Company and its Affiliates and their respective representatives and agents certain projections and other forecasts, including, without limitation, projected financial statements, cash flow items, certain business plan information and other data related to the Company and the Company Subsidiaries. Buyer Parent acknowledges that (a) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, is not relying on them, (b) Buyer Parent is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and (c) Buyer Parent shall have no claim against anyone with respect to any of the foregoing. Accordingly, Buyer Parent acknowledges that none of the Company and its Affiliates has made any representation or warranty with respect to such projections and other forecasts and plans.

     Section 5.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or in the Transaction Documents, neither Buyer Parent nor Buyer Sub makes any other express or implied representation or warranty.

                                   ARTICLE VI

                                    Covenants

     Section 6.1 Conduct of Business.

     (a) From the date hereof to Closing, except as (i) expressly contemplated by this Agreement, (ii) required by applicable Law or any Material Contract or
(iii) set forth on Schedule 6.1(a), the Company agrees, subject to Section 6.1(c) and unless otherwise consented to by Buyer Parent (which consent shall not be unreasonably withheld or delayed) in writing, that it shall conduct its business, and shall cause each Company Subsidiary to conduct their respective businesses, in the Ordinary Course.

     (b) From the date hereof to Closing, except as (i) expressly contemplated by this Agreement, (ii) required by applicable Law or any Material Contract or
(iii) set forth on Schedule 6.1(b), subject to Section 6.1(c), the Company shall not, and shall not permit any Company Subsidiary to (unless otherwise consented to in writing by Buyer Parent, such consent not to be unreasonably withheld or delayed):

          (1) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or any of the Company
     Subsidiaries (excluding dividends or distributions by the Company Subsidiaries to the Company) or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in the Company or the Company Subsidiaries;

          (2) transfer, issue, sell or dispose of any shares of capital stock or other equity interests of the Company or any of the Company Subsidiaries (other than transfer, issuances, sales or dispositions to the Company and issuances in connection with the exercise of outstanding Options) or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other equity interests of the Company or any of the Company Subsidiaries;

          (3) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of the Company Subsidiaries;

          (4) (A) incur any indebtedness or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary (other than incurrence of indebtedness under the Company's revolving credit facility or equipment financing in the Ordinary Course of the Company Group's business), guarantee any debt securities of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances (other than advances to Company Subsidiaries or among Company Subsidiaries) or capital contributions to, or investments in, any other Person;

          (5) amend the certificate of incorporation or by-laws (or other comparable governing documents) of the Company or any of the Company Subsidiaries;

          (6) grant or take any other action that will result in the imposition of any Encumbrance granted on any property or assets (whether tangible or intangible) of any of the Company or the Company Subsidiaries (other than Permitted Encumbrances or in the Ordinary Course of the Company Group's business);

          (7) (A) adopt, enter into, terminate or amend any Benefit Plan, other than, in the case of non-executive officer employees, in the Ordinary Course of the Company Group's business, (B) materially increase in any manner the compensation or fringe benefits of, or pay any material bonus to, any director or executive officer, (C) pay any material benefit to any director or executive officer not provided for under any Benefit Plan (other than customary director fees and expenses), (D) grant any equity-based awards or (E) except as required pursuant to any Benefit Plan, fund or secure the payment of material compensation or benefits under any Benefit Plan other than in the Ordinary Course of the Company Group's business;

          (8) institute any general layoff of employees or implement any early retirement plan or announce the planning of such a program;

          (9) change the Company's or any Company Subsidiary's methods of accounting, except as required by changes in GAAP, make any material Tax elections or settle or compromise any material Tax liability;

          (10) purchase, sell, exchange, license or otherwise dispose or acquire (whether by merger or otherwise) any property or assets or enter into any lease of real property (other than, in each case, in the Ordinary Course of the Company Group's business) for which the aggregate consideration paid or payable (A) in any individual transaction is in excess of $250,000 or (B) in the aggregate is in excess of $1,000,000;

          (11) pay, discharge, settle or satisfy any claims, accounts payable, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the Ordinary Course of the Company Group's business or in accordance with their terms, of liabilities reflected or reserved against in the Company Consolidated Financial Statements (or the notes thereto) or incurred thereafter in the Ordinary Course of the Company Group's business;

          (12) accelerate the collection of or fail to collect any Company Group accounts receivable, in each case other than in the Ordinary Course;

          (13) (A) modify, amend or terminate any Material Contract or Real Property Lease or waive, release or assign any material rights or claims under any Material Contract or Real Property Lease, other than in the Ordinary Course of the Company Group's business, or (B) fail to timely pay amounts pursuant to Section 4.12 of the Cabot Asset Transfer Agreement or take or fail to take any other action that would reasonably be expected to have the effect of terminating the Respirator Liability Retention arrangements contained therein;

          (14) terminate the employment of any of the Persons listed on Schedule 1.1;

          (15) allow or permit to be done, any act by which any of the insurance policies set forth on Schedule 4.19(a) may be suspended, materially impaired or canceled;

          (16) enter into, renew, modify or revise any Contract or transaction with any Affiliate, officer, director or employee of the Company or any Company Subsidiary (other than the Company or a Company Subsidiary) or VEP;

          (17) willfully take or fail to take any action that, to the Knowledge of the Company, would be reasonably likely to cause any of the representations and warranties set forth in Article IV not to be true and correct in all material respects at and as of the Effective Time; or

          (18) authorize any of, or commit or agree to take any of, the foregoing actions.

     (c) Notwithstanding anything to the contrary in this Agreement, the Company and its representatives may fully participate in a process pursuant to which the sale of control of a competitor of the Company is being conducted, provided that the Company shall keep Buyer Parent and its representatives fully informed thereof and shall afford Buyer Parent and its representatives the opportunity to participate with the Company and its representatives in such process to the extent permitted by such competitor. However, after the date hereof the Company shall not submit to such competitor any legally binding offers or enter into any legally binding agreements with such competitor, or take any action that would require public disclosures with respect to such sale of control, in each case without Buyer Parent's prior written consent. In connection with its participation in any such process, any advisors retained by the Company shall be designated by Buyer Parent and shall be reasonably acceptable to the Company.

     Section 6.2 Access to Information; Confidentiality.

     (a) From the date of this Agreement until the Closing Date, upon reasonable prior notice, and subject to such exceptions determined by the Company in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, the Company shall, and shall cause the Company Subsidiaries to, (i) afford the Representatives of Buyer Parent reasonable access, during normal business hours, to the offices, properties, books and records of the Company Group and (ii) furnish to the Representatives of Buyer Parent such additional financial and operating data and other information regarding the Company Group as Buyer Parent may from time to time reasonably request; provided, however, that such investigation or request shall not interfere with any of the businesses or operations of the Company Group; and provided, further, that the auditors and accountants of the Company Group shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

     (b) From the date of this Agreement until the Closing Date, Buyer Parent and its subsidiaries and each of their respective Representatives shall hold in confidence in accordance with the provisions of the confidentiality agreement, dated December 15, 2003 (the "Confidentiality Agreement"), between Buyer Parent and the Company any information regarding the financial condition or business operations of the Company Group that is received or obtained in connection with consummating the transactions contemplated hereby, including during any due diligence.

     Section 6.3 Retention of Records. Following the Closing, Buyer Parent shall cause the Company and the Company Subsidiaries to (i) subject to the last sentence of this Section 6.3, preserve and keep the records held by them at the Effective Time relating to the businesses of the Company Group for so long as and to the extent required by applicable Law (in the case of Tax Returns and other materials relating to Tax matters for periods or portions thereof ending on or before the Closing Date, until the expiration of the applicable statute of limitations) and (ii) make such records and personnel available to VEP as may be reasonably requested by VEP, including in connection with any insurance claims by, legal proceedings against or investigations by any Governmental Authority of, VEP or to enable VEP to comply with its obligations under applicable Law, this Agreement, and each Transaction Document. In the event Buyer Parent, the Company or any of the Company Subsidiaries wishes to destroy any such records other than in accordance with the schedules in the Company's document retention policy attached hereto as Schedule 6.3, Buyer Parent shall (or Buyer Parent shall cause the Company or such Company Subsidiary to, as the case may be) give ninety (90) days' prior written notice to VEP and VEP shall have the right at its option and expense, upon prior written notice given within such ninety (90) day period, to take possession of the records within one hundred and eighty
(180) days after the date such notice is given.

     Section 6.4 Consents and Approvals; Conditions. Each of the parties hereto shall use (a) their commercially reasonable efforts, and shall cooperate with each other and the Company, to obtain, prior to Closing, all consents and approvals required to consummate the transactions contemplated by this Agreement, including the consents and approvals referred to on Schedule 4.4 and
Schedule 5.4, (b) their commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied and to consummate the transactions contemplated herein and (c) their commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. The Company and the Company Subsidiaries shall, and shall request their advisors and representatives to, cooperate, at Buyer Parent's expense, with all sources of financing to the Company and Buyer Parent in connection with the transactions contemplated hereby and shall, and shall request their advisors and representatives to, at Buyer Parent's expense, take all reasonable steps as may be necessary or advisable with such sources of financing, including the Company and the Company

Subsidiaries (i) causing the senior management to participate in "road shows" with respect to the issuance of securities in one or more private placements or transactions registered under the Securities Act, (ii) taking reasonable actions as may be necessary or advisable to consummate such financing transactions as contemplated by the Commitment Letters, (iii) requesting their legal counsel to provide customary legal opinions requested by such sources of financing and (iv) requesting their independent auditors to consent to the inclusion of the audit reports relating to the Company Group Financial Statements in any offering memorandum or registration statement relating to such private placement or transaction registered under the Securities Act.

     Section 6.5 Filings with Governmental Authorities.

     (a) Each party hereto shall cooperate with respect to the notices and filings to be made in connection with the consents, approvals, waivers and authorizations under Law required prior to Closing in connection with the transactions contemplated hereby. Each party hereto shall use reasonable efforts to effect all necessary notifications, registrations and filings with any Governmental Authority in connection with transactions contemplated by this Agreement, including any filings in respect of the Required Consents, the consents, waivers, approvals, licenses, authorizations, Permits, filings and notifications set forth on Schedule 4.4 and the submissions of information requested or required by any Governmental Authority (including any such notifications, registrations or filings required post-Closing).

     (b) In furtherance and not in limitation of the foregoing, each of the Company and Buyer Parent shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable antitrust laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby by any Governmental Authority with regulatory jurisdiction over enforcement of any applicable antitrust Laws ("Governmental Antitrust Authority") (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Antitrust Authority), including filing, or causing to be filed, as promptly as practicable, any required notification and report forms (x) under the HSR Act with the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or (y) under other applicable non-U.S. laws with the applicable non-U.S. Governmental Antitrust Authority, including, without limitation, filings required pursuant to Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), (ii) to obtain any consent, authorization, order, writ, judgment, decree, injunction, or approval of, or any exemption by, any Governmental Antitrust Authority required to be obtained or made by the Company and Buyer Parent, or any of their respective subsidiaries or Affiliates in connection with the transaction contemplated by this Agreement or the taking of any action contemplated by this Agreement and (iii) to take any action necessary to defend vigorously, lift, mitigate or rescind the effect of any Action involving any Governmental Antitrust Authority adversely affecting the transactions contemplated by this Agreement or this Agreement, including promptly appealing any adverse court or administrative decision. Without limitation of the foregoing, the Company, Buyer Parent and their respective Affiliates shall not extend any waiting period under the HSR Act, the EC Merger Regulation or any other foreign antitrust merger control Laws or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

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

     (c) Without limiting the generality of the undertakings and subsections (b) and (d) of this Section 6.5 and subject to appropriate confidentiality protections, the Company and Buyer Parent shall each furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Antitrust Authority and any other information supplied by such party and such party's Affiliates to a Governmental Antitrust Authority in connection with this Agreement and the transactions contemplated hereby. Each party shall, subject to applicable Law, permit counsel for the other party to review in advance (to the extent practical) any proposed written communication to any Governmental Antitrust Authority. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to secure the approvals from any and all Governmental Antitrust Authorities necessary to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their best efforts to take or cause to be taken all such necessary action.

     (d) Without limiting the generality of the undertakings and subsections (b) and (c) of this Section 6.5, the Company and Buyer Parent agree to take or cause to be taken the following actions: (i) provide as promptly as practicable information and documents requested by any Governmental Antitrust Authority necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, (ii) without in any way limiting the provisions of (c)(i) above, use its best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act, (iii) proffer no later than the date that is two months from the date of this Agreement by Buyer Parent of its willingness to (X) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, any entities, assets or facilities of the Company or the Company Subsidiaries or any entity, facility or asset of Buyer Parent or its subsidiaries or affiliates, (Y) terminate such existing relationships and contractual rights and obligations (other than termination that would result in a breach of a contractual obligation to a third party) and
(Z) amend or terminate such existing licenses or other agreements (other than a termination that would result in a breach of a license or such other agreement with a third party) and to enter into such new licenses or other agreements (and, in each case, to enter into agreements with the relevant Governmental Antitrust Authority giving effect thereto) in each case with respect to the foregoing clauses (X), (Y) or (Z) if such action is necessary or reasonably advisable or as may be required by any Governmental Antitrust Authority, provided that any such action contemplated by this clause (iii) shall not be required to be effective prior to the Closing and (iv) take promptly, in the event that any permanent or preliminary injunction or other writ, judgment, decree or similar order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of any such transactions, any and all commercially reasonable steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (iii) of this subsection (d)) necessary to vacate, modify or suspend such injunction or writ, judgment, decree or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. The Company and Buyer Parent agree to offer the other party, if possible, a reasonable opportunity to participate in all telephonic calls and all meetings with a Governmental Antitrust Authority in which these matters are discussed.

     (e) The filing fees under the HSR Act, the EC Merger Regulation or any other foreign antitrust merger control laws shall be borne by Buyer Parent.

     Section 6.6 Directors' and Officers' Indemnification and Insurance.

     (a) The certificate of incorporation, by-laws and all other organization documents of the Company and the Company Subsidiaries shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing
Date in any manner that would adversely affect the rights thereunder of individuals who at the Closing Date were directors, officers, agents or employees of the Company or otherwise entitled to indemnification pursuant to the Certificate of Incorporation or the Company's by-laws.

     (b) Each of Buyer Parent and Buyer Sub shall use its best efforts to cause to be maintained in effect for six (6) years from the Closing Date the current policies of the directors' and officers' liability insurance maintained by the Company and the Company Subsidiaries (provided Buyer Parent or Buyer Sub may substitute therefor policies of at least the same coverage containing other terms and conditions which are not less advantageous) with respect to matters occurring on or prior to the Closing Date to the extent available; provided, however, that (i) in no event shall Buyer Parent, Buyer Sub, the Company or a Company Subsidiary be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company or any of the Company Subsidiaries to maintain or procure insurance coverage pursuant hereto, as set forth in Schedule 4.19(a) and (ii) such policies may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or a portion of the full six (6) years.

     Section 6.7 Employee Matters.

     (a) Buyer Parent agrees that, effective as of the Closing Date and for a two-year period thereafter, Buyer Parent shall provide Company Group Employees (as hereinafter defined) on the Closing Date with employee benefits that are no less favorable in the aggregate than those provided to Company Group Employees immediately prior to the date hereof except as expressly agreed otherwise in writing by the Chief Executive Officer of the Company. With respect to any employee benefits that are provided to Company Group Employees under employee benefit plans of Buyer Parent or its affiliates ("Buyer Parent Plans"), service accrued by Company Group Employees during employment with the Company or any of the Company Subsidiaries prior to Closing Date shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. With respect to any medical, dental or other welfare benefits that are provided at any time to Company Group Employees under Buyer Parent Plans, any applicable pre-existing condition exclusions (except to the extent not satisfied under the comparable Benefit Plan as of such time) shall be waived, and any expenses incurred before such time under the comparable Benefit Plan shall be taken into account under such Buyer Parent Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions for the plan year in which the Closing occurs.

     (b) Buyer Parent agrees to assume and honor, or cause the Company (and each of the Company Subsidiaries, as applicable) to assume and honor all of the Company's (and each Company Subsidiary's) employment, severance, retention, bonus, other incentive agreements and arrangements, and medical, dental and life insurance arrangements, as amended through the date hereof (each, an "Employee Arrangement"), for the benefit of any employees and former employees of the Company and each of the Company Subsidiaries, as applicable, and their respective survivors, beneficiaries and dependents set forth in Schedule 4.13(a)(i), provided that copies of such Employee Arrangements have been provided to Buyer Parent prior to the date of this Agreement.

     (c) For purposes of this Section 6.7, the term "Company Group Employees" shall mean all current and former employees of the Company and of each of the Company Subsidiaries immediately prior to the Closing Date, including those on vacation, sick leave, maternity leave, military service, lay-off, retirement, disability or other leave of absence, paid or unpaid, from which an employee's return to active employment is protected by Law, and their survivors, beneficiaries and dependents.

     (d) Buyer Parent shall, or shall cause the Company and the Company Subsidiaries to, effective as of the Closing Date, and for a two-year period thereafter, provide to those employees of the Company or any of the Company Subsidiaries set forth in Schedule 6.7(d), the severance benefits described in
Schedule 6.7(d).

     (e) Notwithstanding anything to the contrary, effective as of the Closing Date, Buyer Parent shall assume, or shall cause the Company to assume, all liabilities and obligations arising under the Benefit Plans and Employee Arrangements in respect of current or former non-U.S. Company Group Employees, directors and independent contractors whether or not such Benefit Plans and Employee Arrangements are sponsored or maintained by the Company and the Company Subsidiaries and the Buyer Parent shall indemnify VEP and all other stockholders of the Company against any and all losses arising out of or related to such liabilities and obligations under the Benefit Plans and Employee Arrangements in respect of current or former non-U.S. Company Group Employees, directors and independent contractors.

     (f) Buyer Parent shall not, within ninety (90) days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or Company Group Employee without complying with the notice requirements and other provisions of WARN which could cause any liability to the Company or any of the Company Subsidiaries with respect to the Company Group Employees.

     Section 6.8 "As Is" Condition. Buyer Parent agrees that it shall accept the Company and the Company Subsidiaries in an "As Is" "Where Is" condition at the Effective Time, subject to the representations and warranties contained herein and in the Transaction Documents. THE COMPANY MAKES NO WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF THE COMPANY OR THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES OR ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN AS EXPRESSLY SET FORTH HEREIN OR IN THE TRANSACTION DOCUMENTS.

     Section 6.9 Taxes. Following the Closing, Buyer Parent shall pay or cause the Surviving Corporation to pay when due all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar fees or Taxes or governmental charges, if any, as levied by any Tax Authority or Governmental Authority arising out of, in connection with or attributable to the transactions contemplated by the Agreement. Buyer Parent hereby agrees to file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner.

     Section 6.10 Maintenance of Cabot Agreement. From the date hereof until the seventh anniversary of the Closing Date, the Company shall pay, or cause to be paid, the amounts required in order to maintain, and otherwise keep in effect, the Respirator Liability Retention arrangements pursuant to Section 4.12 of the Cabot Asset Transfer Agreement, unless VEP consents in writing otherwise.

     Section 6.11 Satisfaction of Notes.

     (a) The Company shall take, and Buyer Parent shall cause the Company to take, all steps required by Sections 3.01, 3.03 and 3.05 of the Indenture to redeem the 1995 Notes in whole at the redemption price designated in paragraph 6 of the 1995 Notes within 60 days after the Closing.

     (b) The Company shall take, and Buyer Parent shall cause the Company to take, all steps required by Section 8.2 of the Note Purchase Agreement to prepay the 2003 Notes in whole at or promptly after the Closing.

     Section 6.12 Stockholder Meeting. A meeting of the stockholders of the Company will be convened as soon as practicable after the date hereof (but in any event within 15 days of the date hereof) to vote on the adoption of the Merger Agreement and the authorization and approval of the Merger, in accordance with the applicable provisions of the Company's certificate of incorporation and by-laws and the DGCL.

     Section 6.13 Further Assurances. After the Closing, each party hereto shall from time to time, at the request of the other parties and without further cost or expense to such other party, execute and deliver such other instruments and documents and take such other actions as such other party may reasonably request in order to consummate the transactions contemplated hereby.

                                  ARTICLE VII

                            Conditions to the Closing

     Section 7.1 Conditions to the Obligations of Each Party to Effect the Closing. The obligations of the parties hereto to effect the Closing shall be subject to the fulfillment, or written waiver by Buyer Parent and the Company at or prior to the Closing, of each of the following conditions:

     (a) No Injunction or Proceeding. No Law, order, decree, writ, judgment or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or restricts the consummation of the transactions contemplated hereby.

     (b) Certificate of Merger. The Certificate of Merger shall have been accepted for filing with the Secretary of State of the State of Delaware in accordance with the DGCL.

     (c) Stockholder Approval. Holders of a majority of the outstanding shares of Common Stock shall have adopted this Agreement and approved the Merger.

     (d) Antitrust Approvals. All required waiting periods and approvals applicable to this Agreement and the transactions contemplated hereby with respect to the waiting period under the HSR Act, including any extension thereof, or any applicable foreign antitrust law or rule shall have expired or been received or terminated.

     Section 7.2 Conditions to the Obligations of the Company to Effect the Closing. The obligation of the Company to effect the Closing shall be subject to the fulfillment, or written waiver by the Company at or prior to the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties of each of Buyer Parent and Buyer Sub. The representations and warranties of each of Buyer Parent and Buyer Sub contained in this Agreement shall be true and correct in all respects on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) which do not have and are not reasonably like to have, in the aggregate, a Buyer Material Adverse Effect.

     (b) Performance by Buyer Parent and Buyer Sub. Buyer Parent and Buyer Sub each shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

     (c) Certificate. Buyer Parent and Buyer Sub each shall have furnished the Company with a certificate signed by its President and Chief Financial Officer to the effect that, to the knowledge of such officer, the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

     (d) Secretary's Certificate. Buyer Parent and Buyer Sub each shall have furnished a certificate executed by its duly appointed secretary or assistant secretary dated as of the Closing Date, certifying, respectively, (A) that true and complete copies of its certificate of incorporation and by-laws, as in effect on the Closing Date, are attached to such certificate; (B) as to the incumbency and genuineness of the signatures of each officer of such entity executing this Agreement, any certificate delivered by it in connection with this Agreement and any of the Transaction Documents to which it is a party; (C) the genuineness of the resolutions of its board of directors (which shall be attached to such certificate) authorizing the execution, delivery and performance of this Agreement, each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby; and (D) the genuineness of the resolutions of its stockholders (which shall be attached to such certificate) approving and authorizing the Merger pursuant to this Agreement and the consummation of the transactions contemplated hereby.

     (e) Legal Opinion. Buyer Parent shall have delivered to the Company a legal opinion of O'Melveny & Myers LLP, counsel to Buyer Parent and Buyer Sub, consistent with the terms set forth on Exhibit B.

     (f) Co-Investment Rights Agreements. Buyer Parent shall have executed and delivered to Vestar Capital Partners IV, L.P. each of the Co-Investment Rights Agreements in forms reasonably satisfactory to Vestar Capital Partners IV, L.P.

     (g) Stockholder Agreement. If VEP makes a Non-Cash Election, Buyer Parent shall have executed and delivered to VEP a Stockholders Agreement in form reasonably satisfactory to VEP consistent with the terms set forth on Exhibit C.

     (h) Buyer Support Agreement. The Buyer Support Agreement shall have been executed and delivered by all parties thereto other than VEP.


     Section 7.3 Conditions to the Obligations of Buyer Parent and Buyer Sub to Effect the Closing. The obligations of Buyer Parent and Buyer Sub to effect the Closing shall be subject to the fulfillment, or written waiver by Buyer Parent at or prior to the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties of the Company. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect) which do not have and are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

     (b) Performance by the Company. The Company shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement to be performed or complied with by it on or prior to the Closing.

     (c) Certificate. The Company shall have furnished Buyer Parent with two certificates signed by the Company's Chief Financial Officer and Chief Executive Officer to the effect that, (i) to the knowledge of such Person, the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied and (ii) the transactions contemplated herein are exempt from withholding under Section 1445 of the Code. The certificate set forth in the preceding clause (ii) shall be reasonably satisfactory to Buyer Parent and shall comply with the Treasury Regulations issued under Section 1445 of the Code.

     (d) Funding. The financing contemplated by the Commitment Letters (excluding each Management Commitment Letter) shall have been consummated on the terms and conditions contemplated therein or upon terms and conditions which are substantially equivalent thereto.

     (e) Required Consents. All required waiting periods and approvals applicable to this Agreement and the transactions contemplated hereby with respect to the Required Consents shall have expired or been received or terminated.

     (f) Secretary's Certificate. The Company shall have furnished a certificate executed by the duly appointed secretary or assistant secretary of the Company dated as of the Closing Date, certifying (A) that true and complete copies of the Company's certificate of incorporation and by-laws, as in effect on the Closing Date, are attached to such certificate; (B) as to the incumbency and genuineness of the signatures of each officer of such entity executing this Agreement, any certificate delivered by it in connection with this Agreement and any of the Transaction Documents to which it is a party; (C) the genuineness of the resolutions of the board of directors of the Company (which shall be attached to such certificate) authorizing the execution, delivery and performance of this Agreement, each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby; and (D) the genuineness of the resolutions of the stockholders of the Company (which shall be attached to such certificate) approving and authorizing the Merger pursuant to this Agreement and the consummation of the transactions contemplated hereby.

     (g) Payment and Cancellation of Outstanding Debt. The Company shall have delivered to Buyer Parent duly executed letter agreements in form and substance reasonably satisfactory to Buyer Parent and its counsel, providing for (i) the payment and cancellation of all of the Outstanding Debt (other than as described in Section 3.1(j)) as of the Closing Date and (ii) the release of any Encumbrances on the assets of the Company and the Company Subsidiaries relating thereto.

     (h) Termination of Affiliate Agreements. Each Contract and other transaction between (1) any officer, director or employee of the Company or any Company Subsidiary (other than the Company or a Company Subsidiary) that are Transaction Related Expenses, or (2) VEP and its Affiliates, on the one hand, and the Company or any Company Subsidiary, on the other hand, other than the Transaction Documents, shall have been terminated without further liability (it being understood that all amounts payable thereunder or in connection therewith shall be paid prior to the Effective Time), and all obligations and liabilities of the Company and the Company Subsidiaries and each of their respective Affiliates, officers, directors and employees to the other parties thereto shall be cancelled, and Buyer Parent shall have received reasonably satisfactory evidence of the foregoing.

     (i) Legal Opinion. The Company shall have delivered to Buyer Parent a legal opinion of (1) Simpson Thacher & Bartlett LLP, counsel to the Company, in substantially the form attached hereto as Exhibit D-1 and (2) Bingham McHale LLP, counsel to the Company, consistent with the terms set forth on Exhibit D-2.

     (j) Stockholder Agreement. If VEP makes a Non-Cash Election, VEP shall have executed and delivered to Buyer Parent a Stockholders Agreement in form reasonably satisfactory to Buyer Parent consistent with the terms set forth on Exhibit C.

                                  ARTICLE VIII

                    Survival of Representation and Warranties

     None of the representations, warranties, agreements and covenants set forth in this Agreement and in any certificates delivered at the Closing in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby, and none of the parties shall have any post-Closing remedy for breaches of the representations, warranties, agreements and covenants set forth in this Agreement or in any certificates delivered at the Closing; provided that notwithstanding the foregoing, the agreements and covenants set forth in Articles II, VIII and X hereof and Sections 6.2, 6.3, 6.6, 6.7, 6.8, 6.9, 6.11 and 6.13 hereof shall survive the Closing.


                                   ARTICLE IX

                           Termination and Abandonment

Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

     (a) by mutual written consent of Buyer Parent and the Company;

     (b) by either Buyer Parent or the Company upon written notice to the other if the Closing shall not have occurred on or before May 14, 2004; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party if the failure of the Closing to occur prior to such date shall be primarily due to such party's breach of this Agreement; or

     (c) by either Buyer Parent or the Company if any court of competent jurisdiction shall have issued any writ, order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such writ, order, decree or ruling or other action shall have become final and nonappealable.

Section 9.2 Procedure and Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided in
Section 9.1, then except as otherwise expressly set forth herein, no party to this Agreement shall have any obligation hereunder to any other party hereto, except (i) for any breach by such Person of any covenant or agreement of such Person set forth in this Agreement, (ii) as provided in the Confidentiality Agreement or (iii) as provided in Section 10.8 and 10.9.


                                   ARTICLE X

                                  Miscellaneous

Section 10.1 Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the parties hereto; provided such amendment, modification or supplement shall only be made by an instrument in writing signed on behalf of the parties herein; and provided further that after the Closing any amendment, modification or supplement of Sections 6.3, 6.6 and
6.10 must be consented to in writing by the third party beneficiaries thereof under Section 10.14.

Section 10.2 Extension; Waiver. At any time prior to the Closing, the parties hereto entitled to the benefits of the respective term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party not entitled to the benefits of such extended or waived term or provision. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Section 10.3 Entire Agreement; Assignment. This Agreement and the other Transaction Documents (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the parties hereto, except that Buyer Parent and Buyer Sub shall each have the right to transfer and assign its respective rights hereunder to any Person which is controlled solely by Buyer Parent or by Affiliates of Buyer Parent controlled solely by Bear Stearns Merchant Banking.

     Section 10.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect, and the parties hereto shall use commercially reasonable efforts to arrive at an accommodation which effectuates to the greatest extent legally permissible the intent of the parties with respect to the benefits and obligations of the invalid or unenforceable provision.

     Section 10.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          If to Buyer Parent or Buyer Sub, to:

                  AC Safety Holding Corp.
                  c/o Bear Stearns Merchant Banking
                  383 Madison Avenue, 40th Floor

                  New York, NY 10179
                  Telephone:  (212) 272-4154
                  Facsimile:  (212) 272-7425
                  Attn:  Mr. Douglas Korn

                  With a copy to:

                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Telephone:  (212) 408-2400
                  Facsimile:  (212) 408-2420
                  Attn:  Adam K. Weinstein, Esq.

                  If to the Company, to:

                  Aearo Corporation
                  5457 West 79th Street
                  Indianapolis, IN 46268
                  Telephone: (317) 692-6557
                  Facsimile: (317) 692-6784
                  Attn: Michael McLain

                  With a copy to:

                  Vestar Equity Partners, L.P.
                  245 Park Avenue, 41st Floor
                  New York, NY  10167
                  Telephone:  (212) 949-6500
                  Facsimile:  (212) 808-4922
                  Attn:  Norman W. Alpert

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, NY  10017
                  Telephone:  (212) 445-2000
                  Facsimile:  (212) 455-2502
                  Attn:  Peter J. Gordon, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 10.6 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.7 Publicity. None of the parties and their respective representatives shall issue any news release or make any public announcement concerning this Agreement or any of the transactions contemplated hereby without the advance approval thereof by Buyer Parent and the Company; provided, however, that any party may make any public disclosure that it reasonably believes, upon advice of its outside counsel, is required by applicable Laws, in which case the disclosing party shall use its reasonable best efforts to advise the other party or parties of such disclosure as soon as practicable and, in any event, at least concurrently with making such disclosure. Subject to the prior sentence, Buyer Parent and the Company shall cooperate with each other in the development and distribution of all news releases and other public announcements with respect to this Agreement or any of the transactions contemplated hereby.

     Section 10.8 Alternative Dispute Resolution. The parties or relevant third party beneficiaries, as the case may be, shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any Person may give the other relevant Persons written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of all relevant Persons shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing Person's original notice, or if the relevant Persons fail to meet within twenty (20) days, any party or affected third party beneficiary may initiate legal proceedings to resolve the controversy or claim. If a Person's negotiator intends to be accompanied at a meeting by an attorney or is an attorney, the other negotiators shall be given at least three (3) working days' notice of such intention and may be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     Section 10.9 Governing Law; Submission to Jurisdiction; Waivers. This Agreement and each other Transaction Document shall be governed by, and construed in accordance with, the Laws of the State of New York. Each of the parties agrees that if any dispute is not resolved by pursuant to Section 10.8, such dispute shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally (a) submits for itself and its property in any Action relating to the Transaction Documents, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court; (b) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; (c) waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to any of the Transaction Documents, or its performance under or the enforcement of the Transaction Documents; (d) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.5; and (e) agrees that nothing in the Transaction Documents shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

     Section 10.10 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 10.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.13 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the Person incurring such expenses.

     Section 10.14 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement; provided, however, that the foregoing shall not limit the right of (a) each of the directors and officers of the Company and the Company Subsidiaries from being a direct and irrevocable third party beneficiary of the agreement and covenant contained in Section 6.6 with the right to enforce such agreement and covenant as fully as if such director or officer was a party hereto or (b) VEP from being a direct and irrevocable third party beneficiary of the agreements and covenants contained in Section 6.3 as fully as if it was a party hereto.

     Section 10.15 Interpretation. An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (a) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that relates to the subject matter of such representation and such subject matter is specifically identified in the notes thereto, (b) such item is otherwise specifically set forth on the balance sheet or financial statements or
(c) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                AEARO CORPORATION



                                By:_____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                AC SAFETY HOLDING CORP.



                                By:_____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                AC SAFETY ACQUISITION CORP.



                                By:_____________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________